UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
CIVISTA BANCSHARES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT CIVISTA BANCSHARES, INC. Rooted in Community, Focused on the Future. NASDAQ: CIVB | civb.com | civista.bank

CIVISTA BANCSHARES, INC.

P.O. Box 5016 ½ Sandusky, Ohio 44870

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2026

TO ALL SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Civista Bancshares, Inc. (the “Corporation”) will be held at Sawmill Creek Resort, 400 Sawmill Creek Drive, Huron, Ohio 44839, at 10:00 AM Eastern Time on Tuesday, May 19, 2026, for the following purposes:

1.	To elect eleven (11) Directors to serve one-year terms expiring in 2027.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in the accompanying proxy statement.

3.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2026.

4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

Only those holders of record of common shares of the Corporation at the close of business on March 24, 2026, will be entitled to notice of and to vote at the Annual Meeting.

Date and Time Tuesday, May 19, 2026 10:00 AM Eastern	Location In-person Meeting Sawmill Creek Resort 400 Sawmill Creek Drive Huron, Ohio 44839	Record Date Tuesday, March 24, 2026

A Notice of Internet Availability of Proxy Materials is being sent to shareholders on or about April 7, 2026. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Corporation’s Proxy Statement for the 2026 Annual Meeting and the Corporation’s 2025 Annual Report to Shareholders. Copies of the Corporation’s Proxy Statement, a form of proxy card and the 2025 Annual Report to Shareholders can be requested free of charge at the following Internet address: www.proxydocs.com/CIVB.

HOW TO VOTE

Internet	Call	Mail
Go to www.proxydocs.com/CIVB and follow the online instructions. You will need information from your Notice of Internet Availability of Proxy Materials	Call: 1-844-926-2041	If you request to receive your proxy materials by mail, then mark your vote on your proxy card, sign your name exactly as it appears, date it and return it in the envelope provided.

We encourage our shareholders to enroll in e-delivery for future proxy materials. Electronic delivery is convenient and provides immediate access to these materials. This will help us saving printing and mailing expenses, and will reduce our impact on the environment. Follow the simple instructions at www.proxydocs.com/CIVB.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2026: The

Notice of Annual Meeting of Shareholders ½ 1

Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card and the Corporation’s 2025 Annual Report to Shareholders are available at www.proxydocs.com/CIVB.

Before making any voting decisions, you are urged to read the Corporation’s Proxy Statement for the Annual Meeting (including any amendments or supplements thereto) and any other relevant documents that the Corporation may file with or furnish to the SEC.

You are cordially invited to attend the Annual Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please vote as soon as possible by following the instructions in your Notice of Internet Availability of Proxy Materials. You may vote electronically via the Internet or by using the toll-free telephone number provided, or by completing and returning a proxy card by mail if you requested or received paper materials. A return envelope, which requires no postage if mailed in the United States, will be provided with mailed proxy materials. You may also cast your vote in person at the Annual Meeting; however, if you are not the record holder of your common shares, you must bring documentation from your broker, financial institution, or other nominee authorizing you to vote on behalf of the record holder of your shares.

To obtain driving directions to attend the Annual Meeting, please contact Karen Terenzi (419-609-1347; kmterenzi@civista.bank) or Lori Castillo (419-627-4554; lacastillo@civista.bank).

By Order of the Board of Directors

Lance A. Morrison, Corporate Secretary
Civista Bancshares, Inc.

April 7, 2026

Notice of Annual Meeting of Shareholders ½ 2

i	2026 PROXY STATEMENT – Table of Contents

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	41
Fees of Independent Registered Public Accounting Firm	41
AUDIT COMMITTEE REPORT	42
SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING	42
OTHER MATTERS	43
ANNUAL REPORT	43

ii	2026 PROXY STATEMENT – Table of Contents

CIVISTA BANCSHARES, INC.

P.O. Box 5016 | Sandusky, Ohio 44870

(419) 625-4121 | www.civb.com

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2026

INTRODUCTION

We are making this Proxy Statement available to you as a shareholder of Civista Bancshares, Inc. (the “Corporation”) in connection with the solicitation of proxies by the Corporation’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 AM Eastern Time on Tuesday, May 19, 2026, at Sawmill Creek Resort, 400 Sawmill Creek Drive, Huron, Ohio 44839, or at any adjournment thereof. In accordance with the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish proxy materials for the Annual Meeting via the Internet. On or about April 7, 2026, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail to holders of our common shares. The Notice provides instructions on how to access the proxy materials, including this Proxy Statement, the proxy card, and the Corporation’s Annual Report to Shareholders, online at www.proxydocs.com/CIVB.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

1.	To elect eleven (11) Directors to serve one-year terms expiring in 2027.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement.

3.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2026.

4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

VOTING INFORMATION

Who can vote?

Only holders of record of the Corporation’s common shares as of the close of business on March 24, 2026, the record date for determination of the shareholders entitled to vote at the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on March 24, 2026, there were 24,658,922 common shares of the Corporation outstanding and 20,715,585 common shares entitled to vote. (As of the record date, the individuals entitled to the remaining outstanding shares had not exchanged stock in an acquired company for common shares of the Corporation.) The common shares are the only class of stock of the Corporation presently outstanding and entitled to vote at the Annual Meeting.

Each shareholder will be entitled to cast one vote for each common share held on March 24, 2026, with respect to each candidate for election to the Board of Directors. With respect to all other matters submitted to a vote at the Annual Meeting, each shareholder will be entitled to one vote for each common share of the Corporation held on March 24, 2026.

How do I vote?

If you were a record holder of common shares of the Corporation as of March 24, 2026, you may vote in person by attending the Annual Meeting.

Shareholders whose common shares of the Corporation are registered directly with the Corporation’s transfer agent, Equiniti Trust Company (“Equiniti”), may vote electronically via the Internet by visiting www.proxydocs.com/CIVB or by telephone at 1-844-2041. Your unique control number, which is required to vote, can be found on the Notice of Internet Availability of Proxy Materials or on the proxy card. The deadline for

PROXY STATEMENT 2026 ½ 1

transmitting voting instructions electronically via the Internet or telephonically is 10:00 AM, Eastern Time, on May 19, 2026. Shareholders also have the option to vote by mail by requesting printed proxy materials, including a form of proxy card, at www.proxydocs.com/CIVB.

How do I vote if my common shares are held in “street name”?

If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name”, you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring documentation from your broker, financial institution or other nominee authorizing you to vote your common shares on behalf of such record holder. The documentation must show that you were the direct or indirect beneficial owner of the common shares on March 24, 2026, the record date for voting at the Annual Meeting.

How will my common shares be voted?

Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted by your proxies in accordance with your instructions. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxies will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

●	“FOR” the election as Directors of the Corporation of the eleven (11) nominees listed under the heading “PROPOSAL 1 - ELECTION OF DIRECTORS”;

●	“FOR” the non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement; and

●	“FOR” the ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2026.

If any other matters are properly presented for voting at the Annual Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment. No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting.

Can the proxy materials be accessed electronically?

Yes. The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card and the Corporation’s 2025 Annual Report to Shareholders are available on the Internet at www.proxydocs.com/CIVB.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before a vote is taken at the Annual Meeting by:

●	filing a written notice of revocation with the Corporate Secretary of the Corporation, at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870;
●	executing and returning a later-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or
●	attending the Annual Meeting and giving notice of revocation in person.

Attendance at the Annual Meeting will not, by itself, revoke your proxy.

PROXY STATEMENT 2026 ½ 2

The last-dated proxy or vote you submit (by any means) will supersede any previously submitted proxy or vote. If you have instructed your broker, financial institution or other nominee to vote your common shares, you must follow directions received from your broker, financial institution or other nominee to change your vote.

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly by following the instructions provided in your Notice of Internet Availability of Proxy Materials or proxy card. You may vote by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone, ensuring your common shares are represented at the Annual Meeting. Please note that appointing a proxy does not affect your right to attend the Annual Meeting.

What constitutes a quorum and how many votes are required for adoption of the proposals?

A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting. Common shares may be presented in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 20,715,585 common shares of the Corporation outstanding and entitled to vote on March 24, 2026, the record date for the Annual Meeting. A majority of the outstanding common shares, or 10,357,794 common shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. A quorum must exist to conduct business at the Annual Meeting.

The rules of the NASDAQ Stock Market LLC (“NASDAQ”), the stock exchange on which the Corporation’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker, as the holder of record, is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any instructions.

The ratification of the appointment of the Corporation’s independent registered public accounting firm (Proposal 3) is the only routine proposal. Each of the other proposals is considered a non-routine matter and, therefore, your broker may vote on these matters only if you provide voting instructions. Accordingly, it is important that you provide instructions to your broker on these matters.

Vote Required with Respect to the Proposals

•	Proposal 1 - Election of Directors

Under Ohio law and the Corporation’s Regulations, the eleven (11) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election will be elected Directors. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

•	Proposal 2 - Non-Binding Advisory Resolution to Approve the Compensation of the Corporation’s Named Executive Officers

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the non-binding advisory resolution to approve the compensation paid to the Corporation’s named executive officers as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” Proposal 2. Broker non-votes will not be counted in determining whether the proposal has been approved.

•	Proposal 3 - Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2026. The effect of an abstention is the same as a vote “AGAINST” Proposal 3. Because Proposal 3 is a routine proposal, there will be no broker non-votes associated with this proposal.

PROXY STATEMENT 2026 ½ 3

In accordance with the Corporation’s policy, proxy cards, ballots and voting instructions that identify individual shareholders will be kept confidential. Exceptions to this policy, however, may be necessary in limited instances to comply with applicable legal requirements and, in the event of a contested proxy solicitation, to verify the validity of proxies, ballots and voting instructions submitted by shareholders and the results of the voting.

Who pays the cost of proxy solicitation?

The Corporation will pay the costs of preparing, assembling and making available this Proxy Statement, the accompanying proxy card, and other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than any Internet access and telephone usage charges you may incur. Although we are soliciting proxies primarily by providing shareholders with a Notice of Internet Availability of Proxy Materials and access to these materials online, we may also mail paper copies upon request. In addition, directors, officers, and employees of the Corporation and its subsidiaries may solicit proxies by further mailing, personal contact, telephone or electronic mail without receiving any additional compensation for such solicitations.

Arrangements will also be made with brokerage firms, financial institutions and other nominees that are record holders of common shares of the Corporation for the forwarding of solicitation materials to the beneficial owners of such common shares. The Corporation will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection therewith.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting?

If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call Lance A. Morrison, Corporate Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other).

PROPOSAL 1

ELECTION OF DIRECTORS

The Corporation’s Regulations provide that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by resolution of the Board of Directors of the Corporation. The Board of Directors currently consists of eleven (11) members, and the current terms of all of the Directors expire at the Annual Meeting in 2026.

The Board of Directors proposes that each of the eleven (11) nominees named below be elected as a Director of the Corporation to serve a one (1) year term expiring at the annual meeting in 2027, and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Each nominee was recommended by the Nominating and Corporate Governance Committee (the “Nominating Committee”) for election. All of the nominees have expressed their willingness to serve as Directors if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director; however, if for any reason a nominee becomes unable or unwilling to stand for election as a Director, the individuals designated as proxies in the enclosed proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee.

The following table lists each nominee’s name, age, principal occupations and/or positions held with the Corporation, the Corporation’s banking subsidiary, Civista Bank (“Civista Bank” or the “Bank”), and the Corporation’s other subsidiaries, and the year the nominee first became a Director of the Corporation. Unless otherwise indicated, each individual has held his or her principal occupation for more than five years. Additional information regarding each nominee is provided under the heading “CORPORATE GOVERNANCE - Director Qualifications” beginning on page 17 of this Proxy Statement. The table below also sets forth the specific attributes, skills and qualifications possessed by each Director nominee which the Nominating Committee and the Board of Directors believe qualify such Director to serve on the Board of Directors.

PROXY STATEMENT 2026 ½ 4

Darci L. Congrove*; Managing Director, GBQ Partners, LLC
Director since 2023 Age 56 Board Committees Audit Committee Board Risk (Chair)

Relevant Expertise

Ms. Congrove has more than 31 years of experience as a Certified Public Accountant in private practice and more than 15 years as Managing Director of the largest Columbus, Ohio based public accounting firm. This allows her to provide tax, accounting and financial expertise to the Board of Directors.

Career Highlights

•

Managing Director, GBQ Partners, LLC (2010-present)

•

Partner, GBQ Partners, LLC (2003-present)

Other Boards

Columbus College of Art & Design, Board Member (2021-present)
- Audit Committee, Chair (2023-present)

Columbus Franklin County Finance Authority, Board Member (2012-present)

Columbus Chamber Foundation, Board Member (2018-present)

Education

Bachelor of Science in Business, Miami University (1990)

Master of Accountancy, Taxation Emphasis, Miami University (1991)

Certified Public Accountant, Ohio (1992)

Key Skills

•

Accounting//Finance

•

HR, Employee Benefits

•

Executive Compensation

•

Risk Management

•

Corporate Governance

•

Technology and AI

•

Private Company Experience

•

Regulated Industry Experience

•

Geographic Footprint Presence

•

Real Estate

•

Sales and Marketing

Mark J. Macioce*; Vice President and Chief Information Officer, Kichler Lighting
Director since 2023 Age 48 Board Committees Audit Committee Board Risk Committee Compensation Committee

Relevant Expertise

Mr. Macioce has more than 23 years of experience as an Information Technology professional, IT Director and Chief Information Officer. This allows him to provide business, technology and innovation expertise to the Board of Directors.

Career Highlights

•

Vice President and Chief Information Officer, Kichler Lighting (a MASCO Company) (August 2020-present)

•

Vice President, CIO, IT Americas, Synthomer PLC (formerly OMNOVA Solutions) (July 2017-April 2020)

Other Boards

Ohio Guidestone, Board Member

Education

Bachelors, Management Information Systems, Pennsylvania State University (2000)

Masters, Computer Science& Engineering, Gannon University (2002)

Key Skills

•

HR, Employee Benefits

•

Executive Compensation

•

Risk Management

•

Technology and AI

•

Strategic Planning

•

Digital Products/Services

•

Public Company Experience

•

Private Company Experience

•

Regulated Industry Experience

•

Geographic Footprint Presence

•

Sales and Marketing

Julie A. Mattlin*; Principal, DKMG Consulting, LLC
Director since 2018 Age 61 Board Committees Audit Committee (Chair) Board Risk Committee

Relevant Expertise

Ms. Mattlin has more than 33 years of experience in providing financial consulting services to airports, including the development of financial and funding strategies and reports related to bond issuances. This allows her to provide financial and business expertise to the Board of Directors.

Career Highlights

•

Principal, DKMG Consulting, LLC (2014-present)

•

Director of United Community Bank (2015-2018)

Education

Finance and Accounting BBA, University of Cincinnati (1988)

MBA, Xavier University (1994)

Key Skills • Accounting/Finance • Banking • Risk Management • Strategic Planning • Private Company Experience • Regulated Industry Experience • Geographic Footprint Presence • Sales and Marketing
*Independent Director

PROXY STATEMENT 2026 ½ 5

Mary Patricia Oliver*; Founder, Oliver Consulting Group
Director since 2017 Age 70 Board Committees Audit Committee Board Risk Committee Compensation Committee N&CG Committee (Chair)

Relevant Expertise

Ms. Oliver has more than 41 years of experience as an attorney practicing in the financial services industry, including most recently, as a partner with Tucker Ellis, LLP and formerly as Executive Vice President, General Counsel and Chief Corporate Governance Officer of BB&T Corporation. This allows her to provide legal, financial and governance expertise to the Board of Directors.

Career Highlights

•

Partner, Tucker Ellis, LLP (2014-2018 retirement)

Other Boards

Beck Center for the Arts, Board Member (2016-present)

Education

BA, Political Science, Allegheny College (1976)

JD, Case Western Reserve School of Law (1980)

Key Skills

•

Accounting/Finance

•

HR, Employee Benefits

•

Executive Compensation

•

Legal

•

Risk Management

•

Corporate Governance

•

Strategic Planning

•

Public Company Experience

•

Regulated Industry

•

Investor Relations

•

Geographic Footprint Presence

•

Sales and Marketing

Charles A. Parcher; Executive Vice President, Civista Bancshares, Inc.
Director since 2025 Age 61

Relevant Expertise

Mr. Parcher has more than 37 years of banking experience, including his experience as Executive Vice President of the Corporation and President of the Bank, along with his previous experiences as market executive and in other corporate executive roles. This allows him to provide banking and financial expertise to the Board of Directors.

Career Highlights

•

Executive Vice President, Civista Bancshares, Inc. (2025-present)

•

President, Civista Bank (2025-present)

•

Executive Vice President and Chief Lending Officer, Civista Bank (2016-2025)

•

Senior Vice President, Civista Bancshares, Inc. (2015-2025)

Other Boards

YMCA of Greater Toledo, Board of Trustees (2012-present)

Firelands Regional Medical Center, Board Member (2025-present)

Education

Bachelor Degree, Finance and Economics, Miami University (1986)

MBA, University of Toledo (1992)

Key Skills

•

Accounting/Finance

•

HR, Employee Benefits

•

Executive Compensation

•

Banking

•

Risk Management

•

Strategic Planning

•

Public Company

•

Regulated Industry

•

Investor Relations

•

Geographic Footprint Presence

•

Real Estate

•

Sales and Marketing

Other Leadership

•

YMCA of Greater Toledo

•

ProMedica Toledo Metropolitan Hospitals

•

Toledo Regional Chamber of Commerce

Clyde A. “Chip” Perfect, Jr.*; General Manager and CFO, Perfect North Slopes, Inc.
Director since 2023 Age 69 Board Committees Board Risk Committee N&CG Committee

Relevant Expertise

Mr. Perfect has more than 45 years of experience as the manager of a successful service industry business and has many years in public service. This allows him to provide valuable business and public service experience to the Board of Directors.

Career Highlights

•

General Manager and CFO, Perfect North Slopes, Inc. (1978-present)

•

Senator, Indiana State Senate (2014-2023)

Education

BA, Agricultural Education, Purdue University (1979)

Key Skills • Accounting/Finance • HR, Employee Benefits • Risk Management • Geographic Footprint Presence • Real Estate • Sales and Marketing
*Independent Director

PROXY STATEMENT 2026 ½ 6

Dennis G. Shaffer; CEO and President, Civista Bancshares, Inc.
Director since 2017 Age 63

Relevant Expertise

Mr. Shaffer has more than 40 years of experience working in the financial services industry, including the last 16 years at the Corporation and the Bank in various roles including Chief Executive Officer. This allows him to provide banking, accounting and financial expertise, as well as, comprehensive knowledge and understanding of the Corporation’s operations and management to the Board of Directors.

Career Highlights

•

President and CEO, Civista Bancshares, Inc. (2018-present)

•

CEO, Civista Bank (2018-present)

•

President, Civista Bank (2014-2025)

•

Executive Vice President, Civista Bancshares, Inc. (2014-2017)

•

Senior Vice President, Civista Bancshares, Inc. (2009-2014)

•

Executive Vice President, Chief Lending Officer, Civista Bank (2009-2014)

Education

BA, Public Relations/Journalism, Ohio State University (1985)

The Ohio School of Banking (1991)

The Graduate School of Banking (1998)

Key Skills

•

Accounting/Finance

•

HR, Employee Benefits

•

Executive Compensation

•

Banking

•

Risk Management

•

Corporate Governance

•

Strategic Planning

•

Public Company

•

Regulated Industry

•

Investor Relations

•

Geographic Footprint Presence

•

Real Estate

•

Sales and Marketing

Other Leadership

•

State of Ohio Banking Commission

•

Greater Sandusky Partnership

•

Cancer Support Community of Central Ohio

Harry Singer*; President and CEO, Sandusky, Inc.
Director since 2019 Age 71 Board Committees Audit Committee Board Risk Committee Compensation Committee (Chair)

Relevant Expertise

Mr. Singer has more than 37 years of experience in both commercial real estate and retail industries. This allows him to provide valuable owner/operator and business expertise to the Board of Directors.

Career Highlights

•

President and CEO, Sandusco, Inc. (1980-present)

•

President and CEO, ICM Distributing Company, Inc. (1980-present)

Other Boards

Sandusco, Inc., Board Member (2017-present)

Wiggs Realty Company of Indiana, Board Member (2017-present)

ICM Distributing Company, Inc., Board Member (2017-present)

Sandusky Distributing Company, Inc., Board Member (2017-present)

Sandboro Realty Company, Board Member (2017-present)

Education

BA, Economics & History, Emory University (1977)

MBA, Finance & Administration, Indiana University (1981)

Key Skills • Accounting/Finance • Executive Compensation • Corporate Governance • Strategic Planning • Private Company Experience • Geographic Footprint Presence • Real Estate • Sales and Marketing

Nathan E. Weaks*; President, Automatic Feed Company
Director since 2023 Age 70 Board Committees Audit Committee Board Risk Committee

Relevant Expertise

Mr. Weaks has more than 22 years of experience as a director, officer and/or chief financial officer of a successful manufacturing company, as well as more than 8 years of experience as a director of a community bank. This allows him to provide valuable business expertise to the Board of Directors.

Career Highlights

•

CFO, Nidec Minster Corporation (2024-Present)

•

President, Automatic Feed Company (2018-2024)

•

Director of Henry County Bank (2018-2023)

•

Director of Northwest State Community College Foundation (since 2013)

•

Director of Automatic Feed Company (since 2004)

Other Boards

Automatic Feed Company, Board Member (2004- present)

Northwest State Community College Foundation, Board Member (2013-present)

Education

BA, Economics & Religion, Adrian College (1978)

MBA, Marketing Research, University of Toledo (1979)

Certified Management Accountant (1984)

Key Skills

•

Accounting//Finance

•

Executive Compensation

•

Legal

•

Banking

•

Risk Management

•

Technology

•

Strategic Planning

•

Public Company Experience

•

Private Company Experience

•

Regulated Industry Experience

•

Geographic Footprint Presence

•

Real Estate

•

Sales and Marketing

*Independent Director

PROXY STATEMENT 2026 ½ 7

Lorina W. Wise*; Chief Human Resources Officer, Assistant Corporate Secretary, Nationwide Children’s Hospital
Director since 2022 Age 66 Board Committees Compensation Committee N&CG Committee

Relevant Expertise

Ms. Wise has more than 38 years of experience as a leader and executive at large institutions, including her current position with Nationwide Children’s Hospital, specializing in labor and employment matters, as well as, legal, regulatory, financial and administrative matters related thereto. This allows her to provide valuable business, legal and human resource expertise and perspectives to the Board of Directors.

Career Highlights

•

Chief Human Resources Officer, Assistant Corporate Secretary, Nationwide Children’s Hospital (2018-present)

•

Deputy General Counsel, Nationwide Children’s Hospital (2015-2018)

•

Assistant General Counsel, Nationwide Children’s Hospital (2012-2015)

Other Boards

YMCA of Central Ohio, Board Member (2020-present)

 - Executive Committee (2021-present)

Big Brothers Big Sisters, Board Member (2020-present)

 - Executive Committee (2021-present)

Columbus State College, Board Member (2023-present)

Education

BA, Johns Hopkins University (1981)

JD, University of Pittsburgh School of Law (1984)

Key Skills • HR, Employee Benefits • Executive Compensation • Legal • Strategic Planning • Regulated Industry Experience • Geographic Footprint Presence

Gerald B. Wurm*; President, Wurm’s Woodworking Company
Director since 2023 Age 71 Board Committees Audit Committee Compensation Committee

Relevant Expertise

Mr. Wurm has more than 45 years of experience as president of a successful manufacturing company. This allows him to provide valuable business expertise to the Board of Directors.

Career Highlights

•

President, Wurm’s Woodworking Company (1983-present)

Key Skills • Accounting//Finance • Executive Compensation • Strategic Planning • Private Company Experience • Geographic Footprint Presence

*Independent Director

Effective as of March 13, 2026, Dennis E. Murray, Jr. resigned from the Boards of Directors of the Corporation and the Bank. Following Mr. Murray’s resignation, the Board of Directors approved a reduction in the size of the Board of Directors of the Corporation and the Bank from 12 to 11 members.

Recommendation and Vote

Under Ohio law and the Corporation’s Regulations, the eleven (11) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election will be elected Directors. Common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more individual nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.

The Board of Directors recommends a vote “FOR” the election of all eleven (11) nominees listed above.

PROXY STATEMENT 2026 ½ 8

BENEFICIAL OWNERSHIP OF

COMMON SHARES OF THE CORPORATION

The following table sets forth information concerning the only shareholders known to the Corporation to own beneficially more than 5% of the outstanding common shares of the Corporation as of March 24, 2026.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Wellington Management Group LLP (2) Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,474,065	5.98%
BlackRock, Inc. (3) 50 Hudson Yards New York, NY 10001	1,232,195	5.00%

(1)	Percent of Class is computed based on 24,658,922 common shares outstanding on March 24, 2026.

(2)

Based upon the information contained in Schedule 13G filed with the SEC on November 12, 2025, to report beneficial ownership of common shares of the Corporation as of September 30, 2025 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively “Wellington”) and certain subsidiary investment advisors. The Schedule 13G filed by Wellington reported sole voting power as to 0 common shares, shared voting power as to 1,474,065 common shares, sole dispositive power as to 0 common shares and shared dispositive power as to 1,474,065 common shares.

(3)

Based upon the information contained in Schedule 13G/A filed with the SEC on October 17, 2025, to report beneficial ownership of common shares of the Corporation as of September 30, 2025 by BlackRock, Inc. as parent holding company for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The Schedule 13G/A filed by BlackRock, Inc. reported sole voting power as to 1,203,332 common shares, shared voting power as to 0 common shares, sole dispositive power as to all 1,232,195 common shares and shared dispositive power as to 0 common shares.

The following table sets forth information regarding the beneficial ownership of the Corporation’s common shares, as of March 24, 2026, for each of the current Directors of the Corporation, each of the nominees for election as a Director of the Corporation, each of the individuals named in the Summary Compensation Table for 2025 on page 27, and all Directors, nominees and executive officers of the Corporation as a group.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Darci Congrove	4,902	*
Richard J. Dutton (3)(9)	38,072	*
Mark Macioce	3,626	*
Julie A. Mattlin	13,469	*
Lance A. Morrison (4)	8,129	*
Mary Patricia Oliver	7,857	*
Charles A. Parcher (5)	29,664	*
Clyde A. Perfect, Jr.	12,742	*
Dennis G. Shaffer (6)(9)	53,547	*
Harry Singer (7)	23,219	*
Nathan E. Weaks	14,622	*
Ian Whinnem (8)	6,067	*
Lorina W. Wise	3,339	*
Gerald B. Wurm	148,965	*
All current executive officers and Directors as a group (21 persons)	405,336	1.64%

PROXY STATEMENT 2026 ½ 9

(1)

Unless otherwise indicated, each executive officer or Director has voting and investment power with respect to all of the common shares reflected in the table for such executive officer or Director. The mailing address of each of these executive officers and Directors of the Corporation is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.

(2)

Percent of Class is computed based on 24,658,922 common shares outstanding on March 24, 2026. All common shares reflected in the table are currently owned by each executive officer or Director, and there are no additional common shares as to which any named person or group has the right to acquire beneficial ownership within 60 days after March 24, 2026. * Indicates beneficial ownership of less than one percent (1%) of the outstanding common shares of the Corporation.

(3)	Includes 23,292 common shares held by Richard J. Dutton and 7,895 common shares held by Richard J. Dutton IRA.

(4)	Includes 7,012 common shares held by Lance A. Morrison (including 1,084 restricted common shares, of which 705 shares will vest on January 4, 2027 and 379 shares will vest on January 3, 2028).

(5)

Includes 21,401 common shares held by Charles A. Parcher (including 2,203 restricted common shares, of which 1,434 common shares which will vest on January 4, 2027 and 769 shares will vest on January 3, 2028); and 2,750 common shares held by Charles A. Parcher IRA.

(6)	Includes 44,481 common shares held by Dennis G. Shaffer and 1,513 common shares held by Dennis G. Shaffer IRA.

(7)

Includes 1,875 common shares held by Harry Singer Rollover IRA; 1,075 common shares held by Harry Singer SEP IRA; 7,900 common shares held by Sandusco Inc., as to which Mr. Singer has shared voting and investment power; 9,244 common shares held by Harry Singer Revocable Trust, as to which Mr. Singer, as trustee, has voting and investment power; and 3,055 common shares held jointly by Harry Singer and Geri M. Smith, his spouse, as to which they exercise shared voting and investment power.

(8)	Includes 3,754 common shares held by Ian Whinnem (including 1,254 restricted common shares, of which 418 shares will vest on January 4, 2027 and 418 shares will vest on January 3, 2028).

(9)

As participants in the Incentive Plans (as defined below) reach age 62, their restricted common shares vest per the terms of the Incentive Plans and IRC Section 83. Participants 62 and older thereafter receive unvested common shares.

Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation’s Directors, executive officers and any persons beneficially holding more than 10% of the Corporation’s common shares are required to file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial ownership of the Corporation’s common shares and any subsequent changes in their ownership. To the Corporation’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons for their transactions during 2025 and written representations that no other Section 16(a) reports were required to be filed for transactions during 2025, all filing requirements applicable to officers, Directors and beneficial owners of more than 10% of the outstanding common shares of the Corporation under Section 16(a) of the Exchange Act were complied with.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

Meetings of the Board of Directors

The Board of Directors of the Corporation (sometimes referred to herein as the “Board”) met thirteen (13) times in 2025 (which included four (4) meetings held by video conference to consider and approve the declaration of dividends). Each Director attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served during 2025.

Attendance at Annual Meeting of Shareholders

The Corporation does not have a formal policy with regard to Director attendance at annual meetings of shareholders. However, the Corporation encourages all Directors and Director nominees to attend each annual meeting of shareholders.

Board Leadership Structure and Role in Risk Management

The Board expects its Chairperson to possess extensive knowledge of the Corporation’s operations as well as the experience and capacity to provide strategic direction to the Corporation. Currently, Mr. Dennis G. Shaffer serves as Chairperson of the Board. Mr. Shaffer was appointed Chairperson effective April 15, 2025, to succeed Mr. Dennis E. Murray, who served as Chairperson from 2022 until April 15, 2025. Mr. Shaffer is an executive, non-independent director

PROXY STATEMENT 2026 ½ 10

who has served as a Director of the Corporation and the Bank since 2017, and currently serves as CEO and President of the Corporation, and CEO of the Bank.

The Board believes that Mr. Shaffer’s considerable experience in banking, and as an executive and Director of the Corporation and the Bank, his leadership and ability to communicate between the Board and management allow him to provide appropriate oversight of the Board and promote the Board’s effective functioning.

At the time of Mr. Shaffer’s appointment as Chairperson of the Board on April 15, 2025, and in order to provide independent leadership for the Board, the Board also appointed Ms. Mary Patricia Oliver as Lead Independent Director of the Board. The Lead Independent Director’s duties include acting, along with the Chairperson, as a liaison between the Board and management, approving the agenda for each Board meeting and acting as Chairperson for executive sessions of the Board. As the Board is also comprised of other strong independent directors and conducts regular executive sessions, the Board believes that its current leadership structure is appropriate.

The Board believes that the Corporation and its stockholders are best served by a Board that has the flexibility to establish and change the Board’s leadership structure from time to time to fit the needs of the Corporation. As a result, the Board may from time to time consider combining the roles of Chief Executive Officer and Chairperson, and/or appointing a Lead Independent Director. These decisions will be dependent upon the needs of the Corporation at that time, including the composition of the Board and the availability, willingness and qualifications of candidates to serve as Chairperson and/or Lead Independent Director, as well as other factors.

The Board is actively involved in oversight of risks that could affect the Corporation and its subsidiaries. The Board Risk Committee (the “Board Risk Committee”), as part of its role in overseeing the Corporation’s Enterprise Risk Management program, assists the Board in the oversight of the guidelines, policies and processes for identifying, assessing, managing, reporting, monitoring and mitigating risks to the Corporation and its subsidiaries, including credit risk, market risk (including interest rate risk), liquidity risk, compliance risk, operational risk, legal risk, reputational risk, strategic risk and cybersecurity risk. Cybersecurity is addressed as part of operational risk and includes information security, vendor management and business continuity planning. Additionally, the Board has assigned to its Audit Committee responsibility for oversight of the internal controls of the Corporation. Each Director of the Corporation is also a member of the Bank’s board of directors and, as such, receives monthly reports from the Chief Risk Officer concerning risks to the Bank.

The role of the Board of Directors in the Corporation’s risk management process also includes reviewing regular reports from senior management on areas of material risk to the Corporation, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and to assess the Corporation’s risk management and risk mitigation strategies. The Board also reviews and approves the minutes of each meeting of the Corporation’s Enterprise Risk Management Committee, consisting of the executive officers of the Corporation.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. As further discussed under the heading “Board Risk Committee” below, the primary role of the Board Risk Committee is to oversee the Enterprise Risk Management program. The Enterprise Risk Management Committee also assists the Board of Directors in its oversight of the implementation and enforcement of policies, procedures and practices relating to: (i) the management of enterprise-wide risk; (ii) compliance with applicable laws and regulations and the maintenance of appropriate regulatory and economic capital and reserve levels; and (iii) the Corporation’s long-term strategic plans and initiatives. In addition, the Audit Committee assists the Board in overseeing and monitoring management’s conduct of the Corporation’s financial reporting process and system of internal accounting and financial controls. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Committees of the Board

The Board has the following standing committees: Nominating Committee; Audit Committee; Compensation, Benefits and Liability Committee (“Compensation Committee”); and Board Risk Committee. The Board Risk Committee was created as a new committee by the Board in July 2023 to assist the Board in its continued focus on risk as part of the Corporation’s strategic plan and vision. While the Corporation is not required by applicable laws and regulations to have a Board Risk Committee due to the Corporation’s current asset size being below $10 billion, the Board determined it was desirable and appropriate to create a separate Board Risk Committee in order to further emphasize the Board’s attention

PROXY STATEMENT 2026 ½ 11

to and focus on matters of risk.

The following table shows the current membership of each of the standing committees of the Board. It is anticipated that the composition of the standing committees may change, and new Directors may be appointed to serve on these committees, following the Annual Meeting.

Nominating Committee	Audit Committee	Compensation Committee	Board Risk Committee
Mary Patricia Oliver, Chair	Julie A. Mattlin, Chair	Harry Singer, Chair	Darci L. Congrove, Chair
Clyde A. Perfect, Jr.	Darci L. Congrove	Mark J. Macioce	Mark J. Macioce
Harry Singer	Mark J. Macioce	Mary Patricia Oliver	Julie A. Mattlin
Lorina W. Wise	Nathan E. Weaks	Lorina W. Wise	Mary Patricia Oliver
	Gerald B. Wurm	Gerald B. Wurm	Clyde A. Perfect, Jr. Harry Singer Nathan E. Weaks

Nominating Committee

The Nominating Committee currently has four (4) members and met four (4) times in 2025. The Board has determined that each of the current members of the Nominating Committee qualifies and each Director who served as a member of the Nominating Committee during 2025, qualified during his or her tenure on the Nominating Committee during 2025 as an “independent director” under applicable NASDAQ rules. The Board has adopted a written charter for the Nominating Committee. A copy of the charter is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at each annual meeting of shareholders. The Nominating Committee also nominates Directors to serve on committees of the Board and on the boards of directors and committees of the Bank and other subsidiaries of the Corporation, assists the Board in Director orientation and continuing education, periodically reviews Director compensation, and is responsible for reviewing and establishing corporate governance policies and programs, as well as the Board of Directors Guide described below under the heading “Board Governance Initiatives”.

Audit Committee

The Audit Committee currently has five (5) members and met five (5) times in 2025. The Board has determined that each member of the Audit Committee qualifies, and each Director who served as a member of the Audit Committee during 2025 qualified during his or her tenure on the Audit Committee during 2025, as an “independent director” under applicable NASDAQ rules and under Rule 10A-3 promulgated under the Exchange Act. The Board has adopted a written charter for the Audit Committee which is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Corporation’s balance sheets, income statements and cash flow statements, and is qualified to discharge his or her duties to the Corporation and its shareholders. The Board has also determined that Julie A. Mattlin qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K. Ms. Mattlin is a principal of DKMG Consulting, LLC and has provided financial consulting services to airports and other entities for over 30 years, including bond issuances worth billions of dollars. She has considerable experience in accounting for estimates, accruals and reserves. Ms. Mattlin has been a member of the Corporation’s Audit Committee since 2019 and previously served as the Chair of the Audit Committee of United Community Bancorp, which was acquired by the Corporation in September, 2018.

As set forth in the Audit Committee’s Charter, the Audit Committee’s responsibilities include the following:

•

To supervise the independent audit function, including pre-approving the employment of and evaluating the independent auditor, reviewing the independence of the independent auditor and discussing with senior management and the independent auditor any significant deficiencies or material weaknesses in the design

PROXY STATEMENT 2026 ½ 12

or operations of the Corporation’s internal controls, any audit problems or difficulties, any changes required in the scope of the audit plan, and the audit budget and staffing;

•

To oversee the internal audit and internal controls, including reviewing and discussing with senior management, the internal auditor and the independent auditor the adequacy of the Corporation’s internal control over financial reporting and disclosure controls and procedures and the independent auditor’s attestation report;

•

To oversee financial reporting, including reviewing and discussing with senior management and the independent auditor the Corporation’s quarterly and annual financial statements and all critical accounting policies and practices and any significant changes in accounting policies;

•

To provide the report to be included in the Corporation’s annual proxy statement regarding the Audit Committee’s review and recommendation regarding the inclusion of the audited financial statements in the Corporation’s annual report on Form 10-K and quarterly on Form 10-Q for filing with the SEC; and

•	To review, approve and oversee material related party transactions and any other potential conflict of interest situations on an ongoing basis.

In discharging its responsibilities, the Audit Committee is authorized to investigate any matter that the Audit Committee deems appropriate to carry out its responsibilities and has access to all books, records, facilities and personnel of the Corporation. The Audit Committee is also authorized to retain, compensate, direct, oversee and terminate an independent auditor, independent counsel, other auditors and experts as it deems necessary.

Additional information regarding the Audit Committee, including the Audit Committee’s report relating to the 2025 fiscal year, is provided under the heading “AUDIT COMMITTEE MATTERS” beginning on page 41 of this Proxy Statement.

Compensation Committee

The Compensation Committee currently has five (5) members and met three (3) times in 2025. The Board has determined that each member of the Compensation Committee qualifies, and each Director who served as a member of the Compensation Committee during 2025 qualified during his or her tenure on the Compensation Committee during 2025, as an “independent director” under applicable NASDAQ rules. In addition, each member of the Compensation Committee qualifies as a “non-employee director” for purposes of SEC Rule 16b-3. The Board has adopted a written charter for the Compensation Committee which is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Compensation Committee approves compensation for executive officers and annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its subsidiaries.

Additional information regarding the Compensation Committee and its functions and responsibilities is provided under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement.

Board Risk Committee

The Board Risk Committee currently has seven (7) members and met four (4) times in 2025. The Board has determined that each member of the Board Risk Committee qualifies and each Director who served as a member of the Board Risk Committee during 2025 qualified during his or her tenure on the Board Risk Committee during 2025, as an “independent director” under applicable NASDAQ rules. The Board has adopted a written charter for the Board Risk Committee which is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Board Risk Committee was established in July 2023 as a joint committee of the Boards of Directors (collectively, the “Boards”) of the Corporation and the Bank (collectively, “Civista”) to assist the Boards in fulfilling their

PROXY STATEMENT 2026 ½ 13

responsibilities with respect to establishing the risk appetite of Civista and overseeing the establishment and implementation of Civista’s Enterprise Risk Management Policy (“ERM Policy”) and program.

In establishing the risk appetite of Civista, the Board Risk Committee will consider the levels and types of risk that Civista is able and willing to assume in its exposures and material business activities, given Civista’s strategic and business objectives and responsibilities to its shareholders, communities and employees, and with respect to its obligations to operate in compliance with applicable law and safe and sound banking practices.

The Committee’s role in overseeing Civista’s Enterprise Risk Management Policy and program includes assisting the Boards in their oversight of the guidelines, policies and processes for identifying, assessing, managing, reporting, monitoring, and mitigating risk. The risks to be managed under the ERM Policy include:

- Credit Risk

- Market Risk (includes Interest Rate Risk)

- Liquidity Risk

- Compliance Risk

- Operational Risk (including cyber risk)

- Legal Risk

- Reputational Risk

- Strategic Risk

2025 COMPENSATION OF DIRECTORS

The Nominating Committee annually considers the compensation paid to non-employee Directors and recommends appropriate compensation for service on the Boards of the Corporation and the Bank. Executive officers of the Corporation do not play a role in determining Director compensation. During 2025, the Directors of the Corporation were not paid any fees for their service on the Board of the Corporation or for attendance at meetings of the Board of the Corporation. However, each Director of the Corporation also serves as a Director of the Bank and, during 2025, received Directors’ fees for attendance at meetings of the Board of Directors of the Bank at the rate of $1,750 per meeting. In addition, the Directors of the Corporation and the Bank received $600 per committee meeting of the Corporation attended during 2025, except that the Chairperson of each Committee received $1,600 per committee meeting attended. In July 2023, the Corporation and the Bank restructured their committees, and Directors no longer serve as members of any Bank-level committees and now only attend and receive compensation for attendance at committee meetings of the Corporation. Directors who are also officers of the Corporation and/or its subsidiaries do not receive any fees or other compensation as Directors of the Corporation or any of its subsidiaries or for attendance at any Board or committee meetings.

Directors of the Bank receive an annual retainer for their service on the Bank’s board. To align the interests of the Bank’s Directors with the interests of the Corporation’s shareholders, the entire amount of the retainer is paid in common shares of the Corporation. Each Director received a retainer totaling $20,000, which was paid in common shares of the Corporation, for his or her service on the board of the Bank during the period from April 15, 2025 until the Annual Meeting on May 19, 2026. The retainer amount was pro-rated for new Directors (if applicable) based on when they joined the Board.

The Corporation and its subsidiaries have adopted a non-qualified Deferred Compensation Plan for each non-employee Director. Pursuant to each such plan, a Director may defer any or all of the board fees or committee fees earned by such Director during a particular calendar year. The amount deferred is credited with interest at a rate equal to the ten-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. During 2025, no Director of the Corporation elected to defer his or her board fees and/or committee fees earned as a Director of the Corporation or the Bank.

In 2014, the shareholders of the Corporation approved the Corporation’s 2014 Incentive Plan (the “2014 Incentive Plan”), pursuant to which equity-based awards and cash-based awards were available for grant to eligible participants, including Directors of the Corporation and the Bank. The 2014 Incentive Plan expired by its terms on April 15, 2024, and no further awards may be granted under the 2014 Incentive Plan. At the Corporation’s annual meeting held on April 16, 2024, the shareholders of the Corporation approved the Corporation’s 2024 Incentive Plan (the “2024 Incentive Plan” and, together with the 2014 Incentive Plan, collectively the “Incentive Plans”)), pursuant to which equity-based awards and cash-based awards are available for grant to eligible participants. Directors of the Corporation and the Bank are eligible to receive their retainers as participants under the 2024 Incentive Plan. As described above, the

PROXY STATEMENT 2026 ½ 14

Corporation has issued unrestricted common shares to the non-employee Directors under the Incentive Plans in lieu of their cash retainer. Additional information concerning the Incentive Plans is provided under the heading “EXECUTIVE COMPENSATION - Retirement, Deferred Compensation and Other Benefit Plans - Incentive Plans” on page 32 of this Proxy Statement.

Set forth below is information regarding the compensation paid for 2025 to each of the Directors of the Corporation (other than Dennis G. Shaffer and Charles A. Parcher, whose compensation information is included in the Summary Compensation Table for 2025 on page 27).

DIRECTOR COMPENSATION TABLE FOR 2025

Name	Fees Earned or Paid in Cash (1)	Stock Awards ($) (2)	Change in Nonqualified Deferred Compensation Earnings (3)	Total ($)
Darci L. Congrove	$29,554.24	$20,016	--	$49,570.24
Mark J. Macioce	$25,700.00	$20,016	--	$45,716.00
Julie A. Mattlin	$31,275.00	$20,016	--	$51,291.00
Dennis E. Murray, Jr.(4)	$25,475.00	$20,016	--	$45,491.00
Mary Patricia Oliver(5)	$41,750.00	$20,016	--	$61,766.00
Clyde A. Perfect, Jr.	$19,575.00	$20,016	--	$39,591.00
Harry Singer	$24,150.00	$20,016	--	$44,166.00
Nathan E. Weaks	$25,000.00	$20,016	--	$45,016.00
Lorina W. Wise	$22,650.00	$20,016	--	$42,666.00
Gerald B. Wurm	$22,275.00	$20,016	--	$42,291.00
(1)

Includes fees paid to Directors for (a) attendance at meetings of the Board of Directors of the Corporation at the rate of $1,750 per meeting attended and (b) attendance at committee meetings of the Corporation at the rate of $600 per meeting attended (or $1,600 per meeting attended by the Chairperson of the committee). Also includes additional fees paid to Directors for attendance at Board and/or committee meetings of the Corporation and the Bank calculated at the rate of $50 per hour for (i) travel time for those Directors who do not reside in Erie County, Ohio and (ii) time for all Directors when meetings were held at locations other than in Erie County.

(2)

Reflects the unrestricted common shares awarded as the retainer under the 2024 Incentive Plan on April 15, 2025 with a grant date fair value (computed in accordance with FASB ASC Topic 718) of $19.49 per share. Fractional shares are not awarded, thus the amount awarded may be slightly higher than the $20,000 to reflect the award of whole shares.

(3)	Reflects above-market or preferential earnings on non-qualified deferred compensation in 2025.
(4)	Mr. Murray resigned from the Boards of Directors of the Corporation and the Bank effective March 13, 2026.
(5)	Includes fee of $2,500 per month for serving as Lead Independent Director of the Board of Directors.

CORPORATE GOVERNANCE

Code of Ethics

In accordance with applicable NASDAQ rules and the rules and regulations of the SEC, the Board of Directors of the Corporation has adopted a Code of Conduct (Ethics) applicable to all Directors, officers and employees of the Corporation and its subsidiaries, including the Corporation’s principal executive officer and principal financial officer. A copy of the Code of Conduct (Ethics) is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

Corporate Responsibility

As a community banking organization, the main purposes of the Corporation and its subsidiaries are to serve our shareholders and to help our customers thrive, our communities grow and our employees develop. The Corporation’s commitment to responsible and efficient operation and corporate citizenship helps further those purposes. Such corporate responsibility and citizenship include corporate governance initiatives, philanthropy, community development and a commitment to employees. With this in mind, the Corporation has posted on its website its Corporate Responsibility Report. The Report can be found on the Corporation’s website at www.civb.com at the bottom of the home page under the “Corporate Responsibility” tab.

PROXY STATEMENT 2026 ½ 15

Communications with Board of Directors

The Corporation provides a process for shareholders to send communications to the Corporation’s Board of Directors. Shareholders can send communications to the entire Board or to a specified Director by mailing the communication to Lance A. Morrison, Senior Vice President, Corporate Secretary and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested without any screening.

Director Independence

The Corporation has affirmatively determined that all Directors and nominees for election as Directors are currently “independent” under applicable NASDAQ rules, except that (a) Dennis G. Shaffer, who is a current Director and has been nominated by the Board for re-election as a Director at the Annual Meeting, does not qualify as independent due to his service as President and CEO of the Corporation and as CEO of the Bank and (b) Charles A. Parcher, who is a current Director and has been nominated by the Board for re-election as a Director at the Annual Meeting, does not qualify as independent due to his service as Executive Vice President of the Corporation and President of the Bank. In making its determination concerning the independence of Directors and nominees for election as Directors, the Board of Directors of the Corporation reviewed and considered each Director’s and nominee’s relationships, both direct and indirect, with the Corporation and its subsidiaries, including those described under the heading “Transactions with Directors, Officers and Related Persons” on page 17 of this Proxy Statement.

Board Governance Initiatives

Since 2020, the Nominating Committee of the Board of Directors has been engaged in work on a governance initiative aimed at further improving corporate governance through annual Board evaluations, utilizing a skills matrix and annual interviews of Directors by the Chairperson of the Board and the Chairperson of the Nominating Committee, as well as a Board refreshment initiative. In 2020, the Nominating Committee adopted a Board of Directors Guide that is periodically amended and which among other things: formalizes the criteria to be used in evaluating existing Directors and new Director candidates and assessing their qualifications; sets forth certain expectations for Board members with regard to age, citizenship and residency, stock ownership (i.e., a minimum of 7,500 shares of common stock of the Corporation within five (5) years of joining the Board), attendance at Board and committee meetings, experience and integrity; identifies the roles, duties and responsibilities of the Directors, as well as those of the Chairperson of the Board and committee chairs; formalizes the process for conducting succession planning with regard to the CEO as well as executive management as a whole; sets forth the procedures for selecting an interim replacement CEO in the event the CEO should die or suddenly become incapacitated and unable to serve as CEO, and procedures for identifying, recruiting, evaluating and selecting a successor CEO; and identifies certain expectations of Directors with regard to business development, new Director orientation and continuing education and training for Directors.

Nominating Procedure

The Corporation has not adopted a formal policy with regard to consideration of any Director candidates recommended by shareholders, which the Board of Directors deems appropriate because the Nominating Committee considers all recommendations for candidates from any source. To be considered by the Nominating Committee, shareholder recommendations as to Director candidates should be sent in writing to the Corporation, in care of the Corporation’s Corporate Secretary, at 100 East Water Street, Sandusky, Ohio 44870.

Shareholders of the Corporation may also nominate a candidate for election as a Director of the Corporation by following the procedures set forth in the Corporation’s Regulations. Pursuant to the Regulations, all shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of the Corporation at the Corporation’s principal executive offices located at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870. Nominations must be received by the Corporate Secretary of the Corporation not less than 14 days nor more than 50 days prior to the meeting, except that if less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first (but in no event less than seven days prior to the meeting). Each nomination must contain the following information: (a) the name, age, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee; (d) the name and record address of the shareholder making the nomination; and (e) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder

PROXY STATEMENT 2026 ½ 16

making the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as Director of the Corporation.

SEC Rule 14a-19 requires the use of a universal proxy card in contested director elections. Under this “universal proxy rule,” a shareholder intending to engage in a director election contest with respect to an annual meeting of shareholders must give the Corporation notice of its intent to solicit proxies by providing the name(s) of the shareholder’s nominee(s) and certain other information at least 60 calendar days prior to the anniversary of the previous year’s annual meeting date (except that, if the Corporation did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the registrant).

Director Qualifications

The Nominating Committee identifies nominees by considering recommendations from all sources and evaluates them by applying the criteria that it has adopted. The Board of Directors Guide sets forth criteria to be used in evaluating existing Directors and new Director candidates, the minimum qualifications that must be met by any Director nominee and the qualities and skills that are necessary for a Director, new or existing, to possess. In addition to the qualifications and expectations set forth in the Board of Directors Guide, the Nominating Committee also considers cognitive diversity, relevant business and employment experience, experience on other boards, experience with publicly traded companies, relevant special knowledge, independence, personal characteristics, financial sophistication and community involvement. The Nominating Committee and the Board of Directors have adopted a formal Board Diversity Policy, a copy of which is available on the Corporation’s website at www.civb.com (on the “Governance Documents” page under the “Corporate Overview” tab), regarding the consideration of cognitive diversity in identifying nominees for Director. Cognitive diversity is one of the primary factors considered by the Nominating Committee pursuant to its criteria for evaluating Director candidates. Cognitive diversity promotes diversity of all types and seeks the inclusion of different perspectives and ideas to mitigate against groupthink. Cognitive diversity also seeks to ensure that the Corporation benefits from all available talent. Diversity is to be achieved through recruitment efforts and the gathering of candidate pools that consider not only merit, but the competencies, expertise, skills and backgrounds identified by the Board as being important to fostering cognitive diversity and an inclusive culture. The Nominating Committee reviews and assesses on an annual basis the Board Diversity Policy’s effectiveness in achieving a diverse and robust Board.

The Nominating Committee and the Board of Directors believe that each of the nominees who have been nominated for election at the Annual Meeting brings a strong background and set of skills to the Board which provides the Board as a whole with competence, experience and expertise in a wide variety of areas, including business and executive management, banking, manufacturing, accounting and finance, tax, insurance, human resources, information technology, law and international business.

Transactions with Directors, Officers and Related Persons

The Corporation’s subsidiary, the Bank, has had and expects to have banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation, and their respective related persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectability or present other unfavorable features. All such loans presently outstanding to Directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.

Each officer and Director is expected to bring to the attention of the Board or Nominating Committee any relationship or transaction with the Corporation in which he or she has a direct or indirect interest, other than ordinary course banking transactions of the types described above. When the Nominating Committee becomes aware that a transaction presents a possible conflict, it considers the transaction including, among other things, whether the transaction impacts the independence of any independent Board member, whether the related person’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party. The Corporation’s Audit Committee also provides review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, one of the basic principles of the Corporation’s Code of Conduct is the avoidance of conflicts between personal interests and the interests of the Corporation, or even the appearance of such conflicts.

PROXY STATEMENT 2026 ½ 17

Insider Trading Policy
The Corporation has adopted insider trading policies and procedures applicable to our directors, officers and employees, and have implemented processes (including a pre-clearance
process administered by the Corporation’s General Counsel) that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including applicable NASDAQ listing standards. The Corporation’s Insider Trading Policy prohibits engaging in transactions in securities of the Corporation while in possession of material nonpublic information about the Corporation and also prohibits trading on material nonpublic information regarding any other company learned in the course of working for the Corporation or its subsidiaries. The Corporation’s Insider Trading Policy also prohibits our employees from disclosing material, nonpublic information of the Corporation, or another publicly traded company, to others who may trade on the basis of that information. The Corporation’s Insider Trading Policy requires that Directors and executive officers of the Corporation only transact in securities of the Corporation during an open window period, subject to limited exceptions.
The Corporation’s Insider Trading Policy prohibits all Directors, officers and employees, including the Corporation’s executive officers, from engaging in certain hedging transactions related to securities of the Corporation held by them, including the purchase of securities on margin, buying or selling puts or calls, and trading securities on a short-term basis.
The foregoing summary of the Corporation’s insider trading policies and procedures does not purport to be complete and is qualified by reference to the Corporation’s Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of the Corporation’s Board of Directors is currently comprised of Marc J. Macioce, Mary Patricia Oliver, Harry Singer (Chair), Lorina W. Wise and Gerald B. Wurm. All of the members of the Compensation Committee qualify, and each Director who served as a member of the Compensation Committee during 2025 qualified during his or her tenure on the Compensation Committee during 2025, as an “independent director” under applicable NASDAQ rules. None of the members of the Compensation Committee is a past or present officer or employee of the Corporation or any of its subsidiaries. During the 2025 fiscal year, none of the Corporation’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Corporation’s Board of Directors or Compensation Committee.
Except for banking transactions in the ordinary course of business with the Bank, as described above under “CORPORATE GOVERNANCE - Transactions with Directors, Officers and Associates,” none of the members of the Compensation Committee had any relationships or transactions with the Corporation or its subsidiaries during 2025 which would require disclosure under Item 404 of SEC Regulation
S-K.
EXECUTIVE OFFICERS OF THE CORPORATION
The following table sets forth the names and ages of all current executive officers of the Corporation, other than Dennis G. Shaffer and Charles A. Parcher, whose information is set forth under the heading “PROPOSAL 1 - ELECTION OF DIRECTORS” on page 4 of this Proxy Statement, and all positions and offices held by such executive officers with the Corporation and its subsidiaries, and each such executive officer’s business experience during the past five (5) years.
On March 2, 2026, the Corporation announced that Dennis Shaffer will be retiring as CEO and President of the Corporation and as CEO of the Bank, effective August 28, 2026 (shortly after Mr. Shaffer’s 64 th
birthday). The Board of Directors of the Corporation and the Bank have appointed Charles A. Parcher to be the next CEO and President of the Corporation and CEO of the Bank effective upon Mr. Shaffer’s retirement.

PROXY STATEMENT 2026 ½ 18

EXECUTIVE OFFICER	AGE (as of Meeting Date)	POSITIONS
Robert L. Curry, Jr.	57

Senior Vice President of the Corporation since 2022

Senior Vice President, Chief Risk Officer of Civista Bank since 2022

Director of CIVB Risk Management, Inc. since 2022

Executive Vice President, Chief Compliance Officer at Key Bank from 2015 to 2021

Veronica G. Doucette	49

Senior Vice President of the Corporation since 2026

Senior Vice President, Human Resources Officer of Civista Bank since 2018

Vice President of Civista Bank from 2016 to 2018

Assistant Vice President of Civista Bank from 2015 to 2016

Richard J. Dutton	63

Senior Vice President of the Corporation since 2006

Executive Vice President, Chief Operating Officer of Civista Bank since 2013

Senior Vice President of Civista Bank from 2006 to 2012

Director of CIVB Risk Management, Inc. since 2017

Russel J. Edwards, Jr.	60

Senior Vice President of the Corporation since 2022

Senior Vice President, Retail Banking of Civista Bank since 2019

Vice President and Business Banking of S&T Bank from 2018 to 2019

Vice President and Business Banking of Citizens Bank in 2018

Vice President and Business Banking Officer at Citizens Bank from 2017 to 2018

Robert L. Katitus	55

Senior Vice President of the Corporation since 2025

Senior Vice President, Chief Lending Officer of Civista Bank since 2025

Senior Vice President, Regional Market Executive for Toledo and Northeast Ohio of Civista Bank from 2014 to 2025

Vice President, Commercial Lender of Civista Bank from 2010 to 2014

Carl A. Kessler, III	57

Senior Vice President of the Corporation since 2022

Senior Vice President/Chief Information Officer of Civista Bank since 2020

Chief Information Officer of First Mutual Holding Company from 2017 to 2020

Chief Information Officer of First Federal Lakewood from 2013 to 2019

Chief Operations and Information Officer of First Federal Lakewood from 2019 to 2020

Advisory Board Member of Array.com since 2021

Lance A. Morrison	59

Senior Vice President, Secretary and General Counsel of the Corporation since 2019

Senior Vice President of Civista Bank since 2018

Director of CIVB Risk Management since 2019

Vice President, General Counsel and Corporate Secretary of Cortland

Bancorp and Cortland Bank from 2013 to 2018

33 years as a practicing attorney

Michael Mulford	60

Senior Vice President of the Corporation since 2023

Senior Vice President, Chief Credit Officer, of Civista Bank since 2023

Executive Vice President, Chief Credit Officer, Coastal Carolina National Bank from 2022 to 2023

Executive Vice President, Chief Credit Administration Officer, Premier Bank from 2018 to 2021

Donna M. Waltz-Jaskolski	60

Senior Vice President of the Corporation since 2017

Senior Vice President, Customer Experience Officer, of Civista Bank since 2017

Senior Vice President, Regional Manager, PNC Bank, formerly known as National City Bank from 2008 until 2016

PROXY STATEMENT 2026 ½ 19

EXECUTIVE OFFICER	AGE (as of Meeting Date)	POSITIONS
Ian Whinnem	50

Senior Vice President, Chief Financial Officer and Treasurer of the Corporation since 2024

Senior Vice President, Chief Financial Officer of the Bank since 2024

Director of Profitability Management and Capital Utilization, Huntington National Bank from 2016 to 2024

Director of Finance, First Merit Bank from 1996 to 2016

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee is responsible for the development and administration of the Corporation’s policies regarding executive compensation and obtains input from management and outside consultants as appropriate. The Compensation Committee approves the Corporation’s overall compensation levels and increases. It oversees the Corporation’s compensation and benefit program, and administers the Corporation’s incentive plans. The Compensation Committee sets the compensation of the Corporation’s chief executive officer. The executive officers of the Corporation are paid by the Bank for their services to the Corporation, the Bank and the other subsidiaries of the Corporation. They receive no compensation directly from the Corporation.

The Compensation Committee’s determinations are based in large part upon information concerning the compensation paid by similarly-sized financial institutions. The Compensation Committee retains an outside compensation consultant to provide peer information and recommendations concerning the base salaries, incentives and total compensation to be paid to the Corporation’s named executive officers included in the Summary Compensation Table on page 27 of this Proxy Statement (“NEOs”). In 2025, the Compensation Committee retained Blanchard Consulting Group (the “Compensation Consultant”) to provide compensation consulting services. In making compensation decisions for 2025, the Compensation Committee considered certain peer information and recommendations by the Compensation Consultant in conjunction with a study offering information about base salaries at similar institutions.

The Compensation Committee believes that the compensation historically paid to the Corporation’s NEOs has been conservative and has generally followed a goal of paying NEOs a base salary that is in the 50th percentile of the base compensation paid at similar companies.

Previously, the Corporation’s compensation program had focused primarily on the base salary paid to each executive officer. For the past 10 years, however, the Corporation has concentrated a significant part of executive officers’ compensation on incentive-based compensation that is tied to the performance of the Corporation.

For each of 2024 and 2025, the Compensation Committee approved measures of the Corporation’s performance to apply in considering discretionary bonuses for the NEOs. The financial measures used to evaluate the Corporation’s 2024 and 2025 performance are described under the heading “Compensation Components - Bonus/Incentive Compensation” below. Based upon the Corporation’s 2024 and 2025 performance against those measures, the Compensation Committee approved discretionary bonuses to the NEOs to be paid out in 2025 and 2026, respectively. The Compensation Committee designated a portion of these discretionary bonuses to be paid out in cash and the remaining portion of the bonuses to be paid out in the form of grants of restricted common shares of the Corporation that vest in three equal annual installments over a three (3) year period. The grants of restricted common shares are intended to further align the interests of management with those of the Corporation’s shareholders and to incentivize key executives to remain with the Corporation.

At the Corporation’s 2025 annual meeting, the shareholders approved the non-binding advisory resolution to approve the Corporation’s executive compensation as disclosed in the proxy statement for the 2025 annual meeting. The resolution was approved by a majority of those voting on the issue (including abstentions counting as “no” votes, but excluding broker non-votes). While the advisory vote was only one of several factors that influenced the Corporation’s executive compensation decisions and policies for 2025, the Compensation Committee viewed the results of this advisory vote as a continued indication that shareholders are generally supportive of the Corporation’s compensation philosophy and policies.

PROXY STATEMENT 2026 ½ 20

Role of the Compensation Committee, Management and Consultants in Determining Compensation

The Compensation Committee of the Corporation’s Board of Directors retains overall responsibility for administration of the compensation arrangements for the executive officers of the Corporation, including the NEOs. The Compensation Committee evaluates the factors relevant to the Corporation’s compensation decisions and approves the compensation program for NEOs. Historically, the Compensation Committee has relied heavily on information obtained from consultants and other external sources concerning the compensation paid by similarly-sized financial institutions. While the Compensation Committee considers the recommendations of the Chief Executive Officer in making annual compensation decisions with respect to other executive officers, the Compensation Committee retains ultimate authority and discretion regarding the compensation arrangements for executive officers of the Corporation and does not delegate any of its authority.

In determining the 2025 compensation for the Corporation’s NEOs, the Compensation Committee considered information from the Compensation Consultant, and analytical data from CompAnalyst (a product of Salary.com that offers up-to-date market pricing information for more than 15,000 job titles as well as embedded executive proxy data). The Compensation Consultant reported directly to the Compensation Committee, which approved the work conducted by the Compensation Consultant. The Compensation Consultant also interacted with senior management within the Corporation as necessary to complete the work for the Compensation Committee. The Compensation Consultant did not provide any other services to the Corporation or its subsidiaries in 2025 other than services provided to the Compensation Committee. Based on the Compensation Committee’s assessment, the Compensation Committee determined that no conflicts of interest exist and that Blanchard Consulting Group qualifies as independent for purposes of applicable NASDAQ and SEC rules.

As the basis for its recommendations, the Compensation Consultant gathered information regarding peer financial institutions located in the Midwest that had assets of more than $1.5 billion and less than $7.2 billion. The specific financial institutions included in the peer group were Citizens Financial Services, Inc., City Holding Company, Farmers & Merchants Bancorp, Inc., Farmers National Banc Corp., First Financial Corporation, German American Bancorp, Inc., HBT Financial, Inc., Independent Bank Corporation, LCNB Corp., Mercantile Bank Corporation, Middlefield Banc Corp., Penns Woods Bancorp, Inc., Peoples Bancorp, Inc., Richmond Mutual Bancorporation, Inc., SB Financial Group, Inc. and Sterling Bancorp, Inc. (Southfield, MI). CompAnalyst also consolidates the results of other major compensation surveys related to financial institutions with asset sizes between $2 billion and $5 billion. The Compensation Consultant compared the base salaries of NEOs to the 50th percentile of the amounts paid as base salaries for similar positions by peer institutions, while the Compensation Consultant compared the total cash compensation and total compensation of the NEOs to the 75th percentile of the amounts paid as total cash compensation and total compensation for similar positions by peer institutions. In determining the base salaries to be paid to NEOs, the Committee reviewed the peer information provided in the report of the Compensation Consultant and by CompAnalyst related to the base salary paid for job functions similar to those performed by the Corporation’s NEOs. The Chief Executive Officer also made recommendations regarding the base salaries of other executive officers which were considered by the Committee. The Compensation Committee also considered the cash compensation and total compensation information from the Compensation Consultant in determining the structure and amount of potential incentive compensation.

Early in each year, the Compensation Committee selects appropriate performance measures to be considered in connection with the evaluation of possible bonuses based upon the Corporation’s performance that year. However, the Compensation Committee retains ultimate discretion concerning whether or not any bonuses will be paid. At its meeting in February of the following year, the Compensation Committee reviews the bonuses paid during recent years to confirm that the bonuses had been effective in providing desired performance incentives. The Committee then applies the selected performance measures to the Corporation’s actual results for those years and determines the appropriate bonuses to pay based upon those results. After determining the appropriate bonus amounts to be paid, the Compensation Committee then allocates the bonus amount to be paid between cash and restricted common shares of the Corporation.

In February 2026, the Compensation Committee approved the method for calculating possible bonuses based on the Corporation’s results for 2026. The Compensation Committee chose the same five (5) cash bonus performance measures that were selected for 2025. The Compensation Committee also approved the same equity bonus performance measures for 2026 to consist of Return on Tangible Common Equity (“RoTCE”), Earnings Per Share (“EPS”) and Total Shareholder Return (“TSR”). The TSR and ROTC measures will continue to utilize a three year average. With respect to each of these performance measures, the Compensation Committee set targets based on the Corporation’s asset size and organization structure. For 2026, the Compensation Committee approved a structure for payout of the equity component in which 50% of the participant’s maximum equity award for 2026 will be paid as an outright grant regardless of whether any performance measures are met and the other 50% will be based on the satisfaction of the performance measures described above. Again, the Committee retains discretion as to whether any bonuses will be paid.

PROXY STATEMENT 2026 ½ 21

For 2026 bonuses, the Compensation Committee increased the potential maximum payout of equity as a percentage of base salary, as set forth below, constituent with the Compensation Committee’s ongoing effort to increase the opportunity for senior management to earn more equity:

-	CEO and President – increased from 35% to 52.5%

-	Executive Vice President – increased from 30% to 40%

-	Senior Vice President and Executive Management – from 20% to 27.5%

Compensation Philosophy and Objectives

The objective of the Corporation’s compensation programs is to attract, compensate and retain key employees. The Corporation attempts to compensate executives fairly in light of their responsibilities, the performance of the executives and the Corporation and the compensation paid to executives in similar positions at peer financial institutions in the Midwest. The Compensation Committee annually reviews and recommends the appropriate salary for the Chief Executive Officer and an appropriate salary or salary range for each of the other NEOs.

The Corporation’s compensation program for executive officers had traditionally focused on the base salary paid to the executive officers. Over the past ten years, however, the Corporation has sought to reduce the emphasis on base salary in officers’ total compensation by including an incentive-based element in its executive officers’ compensation program. For each fiscal year beginning in 2015, the Compensation Committee approved bonuses to the NEOs under the Incentive Plans to recognize the performance of the Corporation during those years and the NEOs’ respective contributions to such performance.

The Corporation’s compensation programs are also aligned with the Corporation’s strategic plan that is currently in place. For example, in alignment with the pillars of that plan, the Compensation Committee (as to the 2025 performance measures) set the following measurements and weightings: consolidated net income (25%), efficiency ratio (20%), total year end deposits (25%), dependence on wholesale funding (10%) and total loans (booked and sold) (20%) as performance measures for the cash portion of the annual bonuses awarded pursuant to the Incentive Plan and earnings per share (40%), return on tangible common equity (40%) and total shareholder return (20%) as performance measures within the equity portion of the annual bonuses awarded pursuant to the Incentive Plan.

In determining appropriate base salaries for officers, the Compensation Committee has relied heavily upon peer comparison information and has generally used the 50th percentile as the goal for base salaries. The Compensation Committee considers the Corporation’s performance when evaluating and setting incentive levels. The Compensation Committee chose measures that appropriately reflected the success of the Corporation at meeting its goals and set guidelines concerning how bonuses would be calculated. While executives were informed of the measures that would be considered in determining bonuses, the Compensation Committee retained discretion as to whether any bonus would be awarded. The Compensation Committee determined that this approach provided incentive to executives but preserved flexibility in the event of a change in the circumstances of the Corporation. Bonuses have been paid based upon the application of the measures to the Corporation’s results. In order to encourage officers to own a significant amount of the Corporation’s common shares, to align their interests with shareholders and to encourage them to continue their employment, a substantial portion of the bonus for each NEO in 2025 (and prior years) was paid in restricted shares of the Corporation that would vest over the succeeding three years. No wealth accumulation analysis has been performed, and, while the Compensation Committee considers the position and responsibilities of each executive officer in establishing compensation levels, it does not apply any formula for differentiating compensation between executive officers based on their positions and responsibilities.

In addition to the base salary and incentive compensation provided to each executive officer, the Corporation’s compensation program includes retirement plans, health and welfare benefit plans, and change in control agreements for certain executive officers. The Corporation expects the retirement and health and welfare plans to promote longevity with the Corporation and discourage turnover among its executive officers and other employees. The Corporation recognizes that change in control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change in control. The change in control agreements contain “double triggers” pursuant to which each NEO is entitled to receive benefits following a change in control only if the NEO’s employment with the successor company is terminated within twenty-four (24) months following the change in control. In the event that a transaction that would lead to a change in control is proposed, such agreements can help assure that the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change in control agreements can encourage key executives to stay and help accomplish a smooth transition.

PROXY STATEMENT 2026 ½ 22

Clawback Policy
The Corporation’s Clawback Policy was initially adopted by the Compensation Committee and by the Board of Directors in 2018 and subsequently amended and restated; most recently in 2025. The Clawback Policy is intended to comply with Section 10D of the Exchange Act, Rule
10D-1
promulgated under the Exchange Act, and Nasdaq Rule 5608 by providing for the recovery by the Corporation of erroneously awarded compensation in the event of an accounting restatement. The Clawback Policy provides for the Compensation Committee to seek the recoupment of certain incentive based compensation received by executive officers and other senior officers of the Corporation or the Bank in the event that the Corporation is required to prepare an accounting restatement of the Corporation’s financial statements due to the Corporation’s material noncompliance with any financial reporting requirements under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”). In the event of a Restatement, the Clawback Policy provides for the recoupment of the amount or value of incentive-based compensation received by an executive officer or other senior officer during the Clawback Period in excess of the amount of incentive-based compensation that otherwise would have been received by the executive officer or other senior officers had the incentive-based compensation been determined based on the restated amounts in the Restatement. The “Clawback Period” for which excess incentive-based compensation may be recovered includes the three completed fiscal years of the Corporation immediately preceding the date of the Restatement and any transition period (that result s from a change in the Corporation’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.
Timing of Grants of Equity Awards
The Corporation has not granted stock options in more than 15 years. The Corporation does not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Corporation’s common shares, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Corporation does not grant stock options or similar awards during periods in which there is material nonpublic information about the Corporation, including during “blackout” periods or outside a “trading window” established pursuant to the Corporation’s Insider Trading Policy. These restrictions do not apply to other types of equity awards that do not include an exercise price related to the market price of the Corporation’s common shares on the date of grant.
If stock options were to be granted in the future, the Compensation Committee would determine the grant date, and the Corporation’s executive officers would not be permitted to choose the grant date for any stock option grants.
During fiscal 2025, none of the Corporations NEOs were awarded stock options, and the Corporation did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Components
Base Salary
A primary component of executive officer compensation has been the officer’s base salary. The base salary of an executive officer reflects the duties and level of responsibility of the officer, the Corporation’s performance to the extent that it provides the ability to pay compensation at a reasonable rate, and the cash compensation paid to similar executive officers at other financial institutions within the Corporation’s identified peer group.
In determining the base salaries for executive officers in 2025, the Compensation Committee considered the previously referenced peer survey information from the Compensation Consultant and the CompAnalyst data focusing on the 50 th
percentile. Increases for NEOs averaged 3% for 2025. Base salaries were set at modest levels because of the ongoing goal of shifting greater emphasis to incentive compensation that reflects the performance of the Corporation.
Bonus/Incentive Compensation
The Compensation Committee approved the following measures concerning the calculation of the cash and equity portions of annual bonuses that could be earned by the NEOs based on the financial performance of the Corporation in 2025:

PROXY STATEMENT 2026 ½ 23

Cash Bonus Measures

•	Net Income
•	Efficiency Ratio
•	Total Loans (Booked or Sold)
•	End of Year Deposits, excluding brokered deposits and tax refund deposits
•	Dependence on Wholesale Funding (as a % of total funds)

Equity Bonus Measures

•	Total Shareholder Return (TSR) vs. Peer Group (three (3) year average)
•	Return on Tangible Common Equity (RoTCE) vs. Peer Group (three (3) year average)
•	Earnings Per Share (EPS)

Although not one of the specific financial performance measures, the level of non-performing loans is considered as part of the total loans performance measure. For every 50 basis points the ratio of total past due (plus) nonaccrual loans divided by total loans exceeds the peer ratio, a 10 percent reduction in the total loans weighting will be applied.

The Compensation Committee set the following targets for the cash portion of the annual bonuses that could be awarded to each NEO for the applicable fiscal year:

CASH BONUS MEASURE	2024 TARGET	2025 TARGET	2025 WEIGHTING
Net Income	$30,607,000	$35,565,000	25%
Efficiency Ratio	68.5%	68.4%	20%
Total Loans (Booked or Sold)	$3,138,363,000	$3,349,656,000	20%
End of Year Total Deposits, excluding brokered deposits and tax refund deposits	$2,502,756,000	$2,946,182,000	25%
Dependence on Wholesale Funding (as a % of total funds)	N/A	21%	10%

The Compensation Committee set the following targets for the equity portion of the annual bonuses that could be awarded to each NEO for the 2025 fiscal year.

EQUITY BONUS MEASURES	WEIGHTING	TARGET PERCENTILE
Relative TSR vs. Peer Group (3 year average)	20%	50%
Relative RoTCE vs. Peer Group (3 year average)	40%	50%
Earnings Per Share (EPS)	40%	50%
Total	100%

A threshold was set for each factor the achievement of which was required for any bonus to be earned and below which no incentive would be paid for that factor. In addition, for 2025, an aggregate bonus cap was set at 80% of the base salary of Dennis G. Shaffer and Charles A. Parcher; 70% of the base salary of Richard J. Dutton and Ian Whinnem; and 53% of the base salary of Lance A. Morrison, such that no additional bonus (cash or equity) would be paid to the extent that the results would have generated a bonus that exceeded those limits. The allocation of the bonus cap between cash and equity is set forth in the table below. The level of achievement of the targets as to the cash portion of the bonus, for each of the five (5) factors (provided a threshold was met), would account for 25%, 20%, 20%, 25% and 10%, respectively, of the potential cash portion of the incentive. The 20%, 40% and 40% weighting, respectively, of TSR, RoTCE and EPS, as to the equity portion of the bonus, is set forth in the table above. The Compensation Committee awarded 50% of each participant’s maximum equity award as an outright grant and 50% was based on the satisfaction of the performance measures described above, as approved by the Compensation Committee in February 2025.

2025 Incentive Bonuses

	Total Max % of Salary	Max % of Salary Payable in Equity	Max % of Salary Payable in Cash
Dennis G. Shaffer	80	35	45
Richard J. Dutton	70	30	40
Lance A. Morrison	53	20	33
Charles A. Parcher	80	35	45
Ian Whinnem	70	30	40

PROXY STATEMENT 2026 ½ 24

2025

The performance of the Corporation in 2025 exceeded the maximum with respect to all five of the performance measures as to the cash portion of the Incentive Plan. As for the equity portion of the Incentive Plan, the TSR was 4.86% (30th percentile), which fell below threshold compared to peers utilizing a three year average performance measure, and thus no award was granted as to this measure; RoTCE was 16.12% (47th percentile), which fell between threshold and target compared to peers utilizing a three year average performance measure, and was awarded at the threshold level; and EPS was $2.79, which was above the maximum and thus was awarded at the maximum.

Applying the guidelines set by the Compensation Committee to calculate the bonuses for the NEOs and other officers resulted in the bonuses of 74% of the 2025 base salary for Dennis G. Shaffer and Charles A. Parcher, 64.8% of the 2025 base salary for Richard J. Dutton, 58.9% of the 2025 base salary for Ian Whinnem, and 49.6% of the 2025 base salary for Lance A. Morrison. Mr. Whinnem’s percentage reflects that he was promoted in May of 2025 and thus participated at two levels in the incentive, as a Senior Vice President then as an Executive Vice President resulting in a blended rate of 58.9% for 2025. The Compensation Committee determined that payment of the discretionary bonuses calculated in accordance with its guidelines was appropriate and approved the bonuses. Thirty nine percent (39%) of the bonus payable to Dennis G. Shaffer and Charles A. Parcher, 38.3% of the bonus payable to Richard J. Dutton, 36.7% of the bonus payable to Ian Whinnem and 33.4% of the bonus payable to Lance A. Morrison was paid in restricted common shares and the remainder in cash. The restricted common shares awarded to each NEO vest over a three (3) year period, with one third (1/3) of the shares vesting each year, beginning in January, 2027. Subject to limited exceptions (such as retirement), unvested shares are forfeited if the NEO leaves the employ of the Corporation.

2024

The performance of the Corporation in 2024 exceeded the maximum with respect to two of the cash bonus measures for Total Loans (Booked or Sold) and Average Deposits, excluding brokered deposits and tax refund deposits. The two other cash bonus measures - Net Income and Efficiency Ratio fell between target and maximum. With regard to the equity bonus measures, the performance of the Corporation in 2024 was below threshold as to TSR, and between threshold and target as to ROAE.

Applying the guidelines set by the Compensation Committee to calculate the bonuses for the NEOs and other officers resulted in bonuses of 61.7% of the 2024 base salary for Dennis G. Shaffer, 54.2% of the 2024 base salary for Richard J. Dutton and Charles A. Parcher, 42.2% of the 2024 base salary for Lance A. Morrison and 75.6% of the base salary for Ian Whinnem. The cash portion of the bonuses were paid in accordance with the calculation of the performance measures for the cash portion. However, as the purpose of the equity portion of the incentive plan was to increase equity in the possession of senior officers, and as the heavy TSR weighting and three year averaging of that measure resulted in below threshold results despite record net income in 2023 and maximum TSR in 2024, the Compensation Committee applied its discretion and awarded equity for the TSR performance measure between threshold and target. No discretion was applied as to the ROE measure which paid out between threshold and target, as calculated. Because Ian Whinnem joined the Corporation and the Bank on June 3, 2024, Mr. Whinnem was awarded a discretionary bonus.

The Compensation Committee determined that payment of the discretionary bonuses calculated in accordance with the foregoing was appropriate and approved the bonuses. Eighteen and one half percent (18.5%) of the bonus payable to Dennis G. Shaffer was paid in restricted common shares and the remainder in cash. Seventeen and nine tenths percent (17.9%) of the bonus payable to each of Richard J. Dutton and Charles A. Parcher was paid in restricted common shares and the remainder in cash. Fifteen percent (15%) of the bonus payable to each of Lance A. Morrison and Ian Whinnem was paid in restricted common shares and the remainder in cash. The restricted common shares awarded to each NEO vest over a three (3) year period, with one-third (1/3) of the shares vesting each year, beginning in January, 2026. Subject to limited exceptions (such as retirement), unvested shares are forfeited if the NEO leaves the employ of the Corporation.

Discretionary Bonus

The Corporation has, on limited occasions, paid a discretionary bonus to an officer in recognition of providing extraordinary performance and/or services to the Corporation. Richard J. Dutton was largely responsible for identifying the opportunity to offer financial services to tax refund programs and managing the Corporation’s successful entry into that line of business. As a result, the Compensation Committee authorized and approved the payment of a discretionary bonus to Mr. Dutton in 2023 in the amount of $40,500. Effective as of January 1, 2024, the Corporation and the Bank discontinued its tax refund program line of business. As a result, no discretionary bonus was paid to Mr. Dutton in 2024

PROXY STATEMENT 2026 ½ 25

or 2025 and no further discretionary bonuses will be payable to Mr. Dutton in respect of the tax refund program. See “Summary Compensation Table for 2025” on page 27.

Employee Benefit Plans

In addition to salary, the Corporation also has established retirement plans for all employees meeting minimum age and length of service eligibility requirements. The Corporation has maintained a defined benefit pension plan for all employees who were participants as of December 31, 2006. The Corporation, however, recognized the trend away from defined benefit pension plans and the potential to reduce the expenses of additional contributions to the plan. As a result, the Corporation froze the defined benefit pension plan effective April 30, 2014. The Corporation also sponsors a 401(k) plan and matches (subject to limits) employee contributions to the 401(k) plan. During 2025, the Corporation made an aggregate profit sharing contribution of $952,541.43, which was allocated among the 401(k) accounts of employees on an age-weighted basis. The amount contributed on behalf of the NEOs is determined in accordance with the terms of the 401(k) plan, and NEOs participate on the same basis as all other employees who participate in the 401(k) plan.

The Corporation has a Supplemental Executive Retirement Plan (“SERP”) in which certain executive officers participate, including Dennis G. Shaffer, Richard J. Dutton, Lance A. Morrison, Charles A. Parcher and Ian Whinnem, who will not be entitled to benefits under the defined benefit pension plan. For additional information, see “EXECUTIVE COMPENSATION - Retirement, Deferred Compensation and other Benefit Plans - Supplemental Executive Retirement Benefits” on page 31.

The NEOs participate in the same health and welfare plans (medical, dental, prescription, health and/or dependent care flexible spending and life and long-term disability insurance) that are available to all officers and employees of similar age and years of service. The foregoing plans are further discussed in the narratives to the tables that follow.

Change in Control Agreements

The Corporation has entered into change in control agreements with various executive officers, including each of the NEOs. These change in control agreements provide, among other things, for each NEO to receive benefits following a change in control only if the NEO’s employment with the successor company is terminated within twenty-four (24) months following the change in control. The Board of Directors believes that the provisions of the change in control agreements are likely to provide for a smooth transition following a change in control and that the payments provided for under the change in control agreements are sufficient but not excessive to enable financial institution executives to find subsequent employment. For additional information, see “Change in Control Agreements” on page 32.

Risk Management Analysis

The Compensation Committee does not believe that risks related to the Corporation’s compensation policies and practices are likely to have a material adverse effect on the Corporation. Total compensation is balanced between a base salary, which offers no incentive to take excessive risks, and incentive compensation tied to the Corporation’s performance. The performance measures used to calculate cash incentive compensation are equally weighted and include elements, such as the total non-performing assets, which would be adversely affected by risk-taking. In addition, as the Compensation Committee retains discretion concerning whether any incentive will be paid, there is no assurance that excessive risk-taking will benefit an employee. The fact that a substantial part of the incentives is paid in restricted common shares of the Corporation and which do not fully vest until three years after the award date, causes a long-term alignment of the interests of officers and shareholders and another disincentive against excessive risk-taking by the officers. The change in control agreements provide, among other things, for each NEO to receive benefits following a change in control only if the NEO’s employment with the successor company is terminated within twenty-four (24) months following the change in control. The Compensation Committee and the Board have also adopted a Clawback Policy that provides for the recovery by the Corporation of erroneously awarded compensation in the event of an accounting restatement. For additional information, see “Clawback Policy” on page 23.

Accounting and Tax Implications of Compensation

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to publicly-held companies, such as the Corporation, for compensation over $1,000,000 paid in any fiscal year to certain current and former executive officers. Neither the Compensation Committee nor the Board of Directors of the Corporation has adopted a formal policy regarding tax deductibility of compensation paid to the Corporation’s NEOs and/or other

PROXY STATEMENT 2026 ½ 26

members of senior management. While the Compensation Committee carefully considers the net cost and value to the Corporation of maintaining the deductibility of all compensation, the Compensation Committee also believes it is important to maintain the flexibility to reward NEOs and other members of senior management in a manner that enhances the Corporation’s ability to attract and retain key executives and to create long-term value for the Corporation’s shareholders. As a result, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Corporation’s compensation program. While the Corporation has not provided non-deductible compensation in excess of the $1,000,000 threshold under Section 162(m) in the past, the Compensation Committee may in the future authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from the deduction limitations of Section 162(m), if the Compensation Committee determines that such compensation decisions are in the best interests of the Corporation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with the Corporation’s management and, based on such review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by Members of the Compensation Committee:

Harry Singer Chairperson
Mark J. Macioce
Mary Patricia Oliver
Lorina W. Wise
Gerald B. Wurm

Summary Compensation Table

Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s principal executive officer, principal financial officer and certain other most highly compensated executive officers of the Corporation. The following table sets forth information as to the compensation paid or accrued by the Corporation and its subsidiaries for services rendered in 2023, 2024 and 2025 to Dennis G. Shaffer, President and Chief Executive Officer; Richard J. Dutton, Senior Vice President; Lance A. Morrison, Senior Vice President, Corporate Secretary and General Counsel; Charles A. Parcher, Executive Vice President; and Ian Whinnem, Senior Vice President, Chief Financial Officer and Treasurer. These individuals are referred to in this Proxy Statement as the “named executive officers” or “NEOs”.

Summary Compensation Table for 2025

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)(7)	All Other Compensation ($) (5)	Total ($)

Dennis G. Shaffer President and CEO	2025 2024 2023	$573,657 $556,948 $539,615	$0 $0 $0	$166,246 $66,104 $179,716	$0 $0 $0	$258,146 $238,550 $170,950	$1,833,181 $1,389,863 $67,068	$62,807 $59,866 $48,779	$2,894,036 $2,311,331 $1,006,128

Richard J. Dutton Sr. Vice President	2025 2024 2023	$315,775 $306,577 $294,797	$0 $0 $40,500	$78,438 $30,958 $83,642	$0 $0 $0	$126,310 $116,722 $83,015	$1,010,763 $603,783 $61,776	$31,275 $29,185 $32,339	$1,562,561 $1,087,225 $596,069

Lance A. Morrison Sr. Vice President, Corporate Secretary and General Counsel	2025 2024 2023	$237,404 $226,380 $216,903	$0 $0 $0	$39,314 $15,184 $41,886	$0 $0 $0	$78,343 $71,106 $50,391	$405,762 $191,827 $37,524	$25,654 $23,950 $23,789	$786,478 $528,447 $370,493

Charles A. Parcher Exec. Vice President	2025 2024 2023	$375,500 $306,577 $294,797	$0 $0 $0	$108,820 $30,958 $83,642	$0 $0 $0	$168,975 $116,722 $83,015	$972,562 $411,319 $64,456	$50,565 $45,552 $53,972	$1,676,422 $911,128 $579,882

Ian Whinnem (6) Sr. Vice President, Treasurer and CFO	2025 2024 2023	$265,846 $139,423 $0	$0 $0 $0	$57,511 $0 $0	$0 $0 $0	$99,131 $78,525 $0	$45,507 $0 $0	18,621 $5,032 $0	$486,617 $222,980 $0

PROXY STATEMENT 2026 ½ 27

(1)

The amount for Mr. Dutton for 2023 reflects the discretionary bonuses paid to Mr. Dutton in recognition of his services related to the Corporation’s tax refund program. The tax refund program was terminated effective as of January 1, 2024.

(2)

The amounts reflected in this column are equal to the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 708, of the awards of restricted common shares granted under the Incentive Plans for the Corporation’s performance during the prior fiscal year.

(3)

Represents cash bonus amounts awarded to the NEOs under the Corporation’s Incentive Plans with respect to the Corporation’s performance in 2023, 2024 and 2025. For further discussion regarding the bonuses awarded under the Corporation’s Incentive Plans, see “Compensation Discussion and Analysis” beginning on page 20.

(4)

Represents the aggregate change in actuarial present value of the NEO’s accumulated benefits under the Corporation’s SERP. There were no above-market or preferential earnings on non-qualified deferred compensation in 2023, 2024 or 2025.

(5)

Represents (a) matching contributions and profit-sharing contributions allocated by the Corporation to the accounts of NEOs under the 401(k) plan, (b) a portion of the premiums paid by the Corporation on behalf of the NEOs for life insurance and long-term disability insurance, and (c) dividends received from the Corporation on restricted common shares prior to vesting of such restricted common shares.

(6)

Mr. Whinnem was hired and appointed to serve as Senior Vice President, Chief Financial Officer and Treasurer of the Corporation and Senior Vice President and Chief Financial Officer of the Bank effective as of June 3, 2024.

(7)

Increase in the benefits that would be received by Messrs. Shaffer, Dutton, Parcher and Morrison, as compared to prior years, are due to the amendment and restatement of the SERP that was effective as of January 1, 2024.

CEO Pay Ratio

Item 402(u) of SEC Regulation S-K, which was adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires the Corporation to disclose the ratio of the annual total compensation of the Corporation’s CEO to the median of the annual total compensation of the Corporation’s employees (except for the CEO).

For the fiscal year ended December 31, 2025, the Corporation performed a calculation of its CEO to median employee pay ratio in accordance with Item 402(u) of SEC Regulation S-K. The Corporation identified the median employee by examining the 2025 total cash compensation for all employees, excluding the CEO, who were employed by the Corporation as of December 31, 2025. It included all employees, including those employed on a full-time, part-time or seasonal basis, and did not annualize the compensation for any employees who were not employed by the Corporation for all of 2025. After identifying the median employee based on total cash compensation, the Corporation calculated the total compensation for the median employee using the same methodology used for the CEO and other NEOs as set forth in the Summary Compensation Table for 2025 included in this Proxy Statement.

Using the methodology described above, the Corporation estimates that the 2025 annual total compensation of the CEO, Dennis G. Shaffer, in the amount of $2,894,036, was approximately 43.8 times the median employee’s 2025 annual total compensation of $66,067.

Grants of Plan Based Awards

The following table sets forth information regarding awards of restricted common shares granted to the NEOs during the 2025 fiscal year under the 2024 Incentive Plan. No other plan-based awards were granted to the NEOs during the 2025 fiscal year.

Fiscal 2025 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($)
Dennis G. Shaffer Restricted stock award	02/07/2025	4,889	$104,918
Richard J. Dutton Restricted stock award	02/07/2025	2,307	$49,508
Lance. A. Morrison Restricted stock award	02/07/2025	1,136	$24,379
Charles A. Parcher Restricted stock award	02/07/2025	2,307	$49,508
Ian Whinnem Restricted stock award	02/07/2025	1,254	$26,911

(1)

Reflects the number of restricted common shares granted on the date indicated pursuant to action of the Compensation Committee. For all NEOs, one-third of the restricted common shares vested on January 2, 2026, one-half of the remaining shares will vest on January 4, 2027 and the remaining shares will vest on January 3, 2028. However, per the terms of the Incentive Plans and IRC Section

PROXY STATEMENT 2026 ½ 28

83, once an NEO or any eligible participant reaches the age of 62, the participant’s remaining restricted shares cliff vest on the first trading day of the calendar year following the attainment of age 62. Thereafter, participants who have attained age 62 will receive only unrestricted common shares. Additional information concerning the 2024 Incentive Plan is provided under the heading “EXECUTIVE COMPENSATION - Retirement, Deferred Compensation and Other Benefit Plans - Incentive Plans” on page 30.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2025, the only equity awards held by the NEOs were restricted common shares granted under the 2014 Incentive Plan during the 2023 and 2024 fiscal years and those restricted shares granted under the 2024 Incentive Plan during the 2025 fiscal year. The following table sets forth information regarding the restricted common shares held by the NEOs at December 31, 2025.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Dennis G. Shaffer	2,742 (1) 2,842 (2) 4,889 (3)	$60,927 $63,149 $108,634

Richard J. Dutton	1,276 (1) 1,330 (2) 2,307 (3)	$28,353 $29,553 $51,262

Lance A. Morrison	639 (1) 652 (2) 1,136 (3)	$14,199 $14,487 $25,242

Charles A. Parcher	1,276 (1) 1,330 (2) 2,307 (3)	$28,353 $29,553 $51,262

Ian Whinnem	1,254 (3)	$27,864

(1)	Restricted common shares granted on February 16, 2023 under the 2014 Incentive Plan. The remaining restricted common shares vested on January 2, 2026.
(2)

Restricted common shares granted on February 20, 2024 under the 2014 Incentive Plan. One-half of the remaining shares vested on January 2, 2026 and the remaining shares will vest on January 4, 2027, except for Mr. Shaffer and Mr. Dutton, whose total shares vested on January 2, 2026 since they have attained the age of 62 (as per the terms of the Incentive Plans and IRC Section 83).

(3)

Restricted common shares granted on February 7, 2025 under the 2024 Incentive Plan. One-third of the total restricted common shares vested on January 2, 2026, and one-half of the remaining shares will vest on each of January 4, 2027 and January 3, 2028, except for Mr. Shaffer and Mr. Dutton, whose total shares vested on January 2, 2026 since they have attained the age of 62 (as per the terms of the Incentive Plans and IRC Section 83).

(4)	Market value was computed by multiplying the closing market price of the Corporation’s common shares at 2025 fiscal year-end ($22.22) by the number of restricted common shares.

Option Exercises and Stock Vested

The following table sets forth information regarding restricted common shares held by each of the NEOs that vested during the fiscal year ended December 31, 2025.

	Stock Awards
Name	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)(1)

Dennis G. Shaffer	5,447	$111,064
Richard J. Dutton	2,683	$54,706
Lance A. Morrison	1,386	$28,261
Charles A. Parcher	2,683	$54,706
Ian Whinnem	0	$0
(1)	Value realized on vesting was computed by multiplying the number of common shares by the market value ($20.39) of the Corporation’s common shares on January 2, 2025, the vesting date.

PROXY STATEMENT 2026 ½ 29

Pension Benefits

The following table sets forth the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under the NEO’s SERP. No payments or benefits were paid to any NEO under any of these plans or agreements during the 2025 fiscal year.

Name	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit_$	Payments During Last Fiscal Year $
Dennis G. Shaffer	SERP	17	$2,098,978	$0
Richard J. Dutton	SERP	19	$1,157,316	$0
Lance A. Morrison	SERP	7	$464,595	$0
Charles A. Parcher	SERP	9	$1,113,576	$0
Ian Whinnem	SERP	1	$52,105	$0

Retirement, Deferred Compensation and Other Benefit Plans

Defined Contribution/401(k) Plan

The Corporation maintains a tax-qualified defined contribution/401(k) plan for employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries are eligible to participate in this plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100% of annual compensation. The 2025 limit was $23,500; it was increased to $24,500 for 2026 and will be increased in future years for cost of living changes. In 2025, the catch-up provision permitted participants age 50 or older to increase their pre-tax salary deferral limit by $7,500, which amount increased to $8,000 for 2026, with an additional $3,250 for those 60 and older by December 31, 2026. Further, beginning in 2026, any employee 50 or older earning more than $150,000 in annual FICA wages must make all catch up contributions to a Roth 401(k) only. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, is determined each plan year and announced to all participants. Since July 1, 2014, the amount of the matching contribution has been equal to 100 percent of the salary deferred on the first 3 percent deferred and 50 percent of the salary deferred on the next 2 percent deferred. Matching contributions by the Corporation to the named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table above. The Corporation also provides an additional 401(k) contribution to all employees through an age-weighted profit sharing contribution to each employee’s 401(k) account based on the Corporation’s overall performance for the year.

Defined Benefit Pension Plan

The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for employees of the Corporation and its subsidiaries who were participants as of December 31, 2006. All employees who had attained age 20 1⁄2 and had completed at least six months of service were eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to the sum of (i) 1.40 percent of the employee’s highest five-year average monthly compensation multiplied by total years of service prior to April 30, 2014, plus (ii) 0.65 percent of the employee’s average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service up to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to April 30, 2014 which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.

Under the pension plan, employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.

During 2006, the Corporation amended the pension plan to provide that no employee shall become a participant in the plan after December 31, 2006 and the benefits paid by the plan will be offset by the profit sharing component of the Corporation’s defined contribution plan. The change was made to limit the Corporation’s potential liability under the pension plan.

PROXY STATEMENT 2026 ½ 30

Effective April 30, 2014, the Corporation froze its pension plan, which means that no new benefits accrue under the pension plan after April 30, 2014 and the pension benefits payable to eligible employees will be based on their years of service prior to April 30, 2014. None of the NEOs are participants in the pension plan.

Nonqualified Deferred Compensation for 2025

The Corporation maintains a nonqualified deferred compensation plan that allows an eligible employee to defer receipt of compensation to which the employee would be entitled. The amount deferred is credited with interest at a rate equal to the five-year United States Treasury Constant Maturity Rate published by the Federal Reserve and adjusted monthly. The amount accrued will be distributed to the employee based upon an election made by the employee, subject to limits set by the plan.

Supplemental Executive Retirement Benefits

In 2011, the Corporation adopted a SERP to provide select employees, including executive officers, with additional retirement benefits. Effective as of January 1, 2024, the Corporation amended and restated the SERP to incorporate prior amendments to the SERP, to clarify certain provisions and eliminate duplicate provisions, and to make certain changes to the calculation and vesting of benefits. In particular, the amended and restated SERP (i) increases the benefit at age 65 for certain participants, (ii) provides that the early retirement benefit for a vested participant who retires before age 65 will be calculated as the present value of the age 65 benefit, calculated using the five-year United States Treasury Constant Maturity rate for the month of December preceding the start of the year in which the benefit is calculated, and (iii) provides that the late retirement benefit for a vested participant who retires after age 65 but before age 75 will be calculated based on the deferred present value of the age 65 benefit calculated using a 5% interest rate. Notwithstanding the foregoing, in no event will a participant’s benefit be lower than the benefit would have been under the terms of the pre-amendment restatement SERP.

Under the SERP, as amended and restated, a participant generally will vest in his or her retirement benefit over 10 years of service. Vesting will be accelerated in the event that a participant becomes disabled before completing 10 years of service. Except when delayed pursuant to the requirements of Section 409A of the Internal Revenue Code, payment of the SERP retirement benefit will begin on the first day of the second month following the participant’s separation from service and continue for a period of 10 years thereafter. Generally, if a participant dies or is terminated for cause (as defined in the SERP) before payment of the retirement benefit has commenced, the participant will forfeit any right to payment of a retirement benefit.

The Corporation or one of its subsidiaries has purchased split dollar life insurance policies in order to fund the obligations under the SERP. Generally, these policies provide participants with a death benefit equal to the retirement benefit a participant would have received under the SERP had the participant not died before separating from service.

Pension Shortfall Agreements

During 2015, the Corporation determined that twelve of its long-term employees who were participants in the pension plan would suffer a shortfall compared to the retirement position contemplated by the pension plan, even if those employees availed themselves of all available benefit options. The Compensation Committee considered alternatives and determined that it could minimize the effect of the shortfall for a cost significantly less than its savings from freezing the pension plan. As a result, the Corporation entered into Pension Shortfall Agreements with the affected employees to provide for an annual amount to be set aside so as to offset the shortfall in the amount to be paid out to the employees upon reaching retirement age. The Corporation determined the amount of the total shortfall at the employee’s normal retirement age, which was then divided by the number of years between the date that the pension plan was frozen and the individual’s normal retirement date, and agreed to credit the resulting amount to an unfunded bookkeeping account each year from 2014 until the individual’s retirement. Hypothetical earnings at the ten-year United States Treasury Constant Maturity rate would be credited to the amount in the bookkeeping account. The total amount credited to the account would be paid to the employee upon his or her separation from service with the Corporation, provided that the separation was not the result of a termination for cause, as determined by the Corporation’s Board of Directors. The Corporation’s bookkeeping credits to each employee’s account for 2025 were made in 2025. None of the NEOs are parties to Pension Shortfall Agreements.

PROXY STATEMENT 2026 ½ 31

Incentive Plans

In 2014, the shareholders of the Corporation approved the Corporation’s 2014 Incentive Plan, pursuant to which equity-based awards and cash-based were available for grant to eligible participant, including executive officers and Directors of the Corporation and the Bank. The 2014 Incentive Plan expired by its terms on April 15, 2024, and no further awards may be granted under the 2014 Incentive Plan. At the Corporation’s 2024 annual meeting, the shareholders of the Corporation approved the 2024 Incentive Plan. The purpose of the 2024 Incentive Plan is to provide a means through which the Corporation and its subsidiaries may attract and retain employees and non-employee directors, to provide incentives that align their interests with those of the shareholders of the Corporation, and to promote the success of the business of the Corporation. The 2024 Incentive Plan is administered by the Compensation Committee of the Corporation’s Board of Directors. Under the 2024 Incentive Plan, the Compensation Committee may grant stock options, stock awards including restricted stock, stock units, stock appreciation rights and cash awards to employees and non-employee directors. A maximum of 450,000 common shares of the Corporation may be issued pursuant to awards under the 2024 Incentive Plan. The 2024 Incentive Plan will expire by its terms on April 16, 2034.

Change in Control Agreements

Each NEO is a party to a change in control agreement with the Corporation. Each of the agreements provides for an initial term ending on December 31, 2025, with the term being automatically extended for additional one-year terms unless either party gives written notice of its desire not to renew the agreement not later than the January 1 preceding the expiration of the then-current term. A merger or consolidation of the Corporation into another entity, a disposition of substantially all of the Corporation’s assets, a liquidation of the Corporation, an accumulation by a person (as defined in the agreement) of securities representing more than fifty percent of the voting power of the Corporation (subject to certain exceptions) or the replacement of a majority of the board of directors (subject to certain exceptions) generally triggers the NEO’s rights under the agreement. Each agreement provides that, if a change in control occurs during the term of the agreement and the NEO’s employment is terminated within twenty-four (24) months following the change in control, the Corporation will pay in a lump sum to the NEO a retention bonus equal to one and one-half times the sum of the annual salary of the NEO plus the average of the cash value of cash bonuses paid and the grant date value of equity awards granted to the NEO during the three calendar years immediately preceding the date upon which the change in control occurs. Each agreement also provides that if a change in control occurs during the employment of the NEO, the Corporation will employ him for twenty four (24) months after the change in control (the “Employment Period”). Pursuant to each agreement, the NEO will receive compensation that is not less than his compensation immediately prior to the Employment Period and have the right to participate in benefit plans that are not materially less favorable than the benefit plans in which he participated immediately prior to the Employment Period. Upon a termination covered by the agreement (which may include a significant change in duties, a relocation or a failure to assume the obligations of the agreement), the NEO may elect to receive from the Corporation COBRA premiums for the Corporation’s group medical insurance for a period of eighteen months plus an amount equal to the sum of the NEO’s annual base salary immediately prior to the termination and the cash value of compensation other than base salary awarded to the NEO during the year preceding termination, provided that, in order to receive benefits upon termination, the NEO is precluded from competing with the Corporation for a period of twelve months after the termination. In executing the agreement, the NEO agrees that he will preserve the confidentiality of the Corporation’s non-public information and will not solicit the customers or employees of the Corporation for a period of twelve months after a termination.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes payments which would have been made to each of the NEOs if a retirement, termination or change in control event had occurred in each case as of December 31, 2025. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with the Corporation.

Name	Voluntary Termination	Termination for Cause	Early Retirement (1)	Full Retirement (2)	Death	Disability	Change in Control without Termination	Termination without Cause under Change in Control (3)
Dennis G. Shaffer
SERP (4)	$2,098,978	---	$2,098,978	---	---	$2,098,978	---	$2,098,978
Split Dollar Ins.	---	---	---	---	$1,541,540	---	---	---
Group Term Life Ins.	---	---	---	---	$200,000	---	---	---
Long Term Disability (5)	---	---	---	---	---	$360,000	---	---
Value of Stock	$232,710	---	$232,710	---	$232,710	---	$232,710	$232,710
Retention Bonus (6)	---	---	---	---	---	---	---	$1,400,342
Severance	---	---	---	---	---	---	---	$998,049
COBRA	---	---	---	---	---	---	---	$43,477

Total	$2,331,688		$2,331,688		$1,974,250	$2,458,978	$232,710	$4,773,556

PROXY STATEMENT 2026 ½ 32

Name	Voluntary Termination	Termination for Cause	Early Retirement (1)	Full Retirement (2)	Death	Disability	Change in Control without Termination	Termination without Cause under Change in Control (3)
Richard J. Dutton
SERP (7)	$1,157,316	---	$1,157,316	---	---	$1,157,316	---	$1,157,316
Split Dollar Ins.	---	---	---	---	$1,276,205	---	---	---
Group Term Life Ins.	---	---	---	---	$200,000	---	---	---
Long Term Disability (5)	---	---	---	---	---	$420,000	---	---
Value of Stock	$109,167	---	$109,167	---	$109,167	---	$109,167	$109,167
Retention Bonus (6)	---	---	---	---	---	---	---	$753,455
Severance	---	---	---	---	---	---	---	$520,523
COBRA	---	---	---	---	---	---	---	$62,477

Total	$1,266,483		$1,266,483		$1,585,372	$1,577,316	$109,167	$2,602,938
Lance A. Morrison
SERP (8)	$464,595	---	$464,595	---	---	$464,595	---	$464,595
Split Dollar Ins.	---	---	---	---	$865,537	---	---	---
Group Term Life Ins.	---	---	---	---	$200,000	---	---	---
Long Term Disability (5)	---	---	---	---	---	$720,000	---	---
Value of Stock	$53,928	---	$53,928	---	$53,928	---	$53,928	$53,928
Retention Bonus (6)	---	---	---	---	---	---	---	$504,218
Severance	---	---	---	---	---	---	---	$355,061
COBRA	---	---	---	---	---	---	---	$20,606

Total	$518,523		$518,523		$1,119,465	$1,184,595	$53,928	$1,398,408
Charles A. Parcher
SERP (9)	$1,113,576	---	$1,113,576	---	---	$1,113,576	---	$1,113,576
Split Dollar Ins.	---	---	---	---	$1,145,186	---	---	---
Group Term Life Ins.	---	---	---	---	$200,000	---	---	---
Long Term Disability (5)	---	---	---	---	---	$480,000	---	---
Value of Stock	$109,167	---	$109,167	---	$109,167		$109,167	$109,167
Retention Bonus (6)	---	---	---	---	---	---	---	$859,316
Severance	---	---	---	---	---	---	---	$653,295
COBRA	---	---	---	---	---	---	---	$40,356

Total	$1,222,743		$1,222,743		$1,454,353	$1,593,576	$109,167	$2,775,710
Ian Whinnem
SERP (10)	$52,105	---	$52,105	---	---	$52,105	---	$52,105
Split Dollar Ins.	---	---	---	---	$1,150,033	---	---	---
Group Term Life Ins.	---	---	---	---	$200,000	---	---	---
Long Term Disability (5)	---	---	---	---	---	$1,800,000	---	---
Value of Stock	$27,864	---	$27,864	---	$27,864	---	$27,864	$27,864
Retention Bonus (6)	---	---	---	---	---	---	---	$516,353
Severance	---	---	---	---	---	---	---	$422,488
COBRA	---	---	---	---	---	---	---	---

Total	$79,969	---	$79,969	---	$1,377,897	$1,852,105	$27,864	$1,018,810
(1)	The Corporation’s SERP provides benefits upon early retirement for the NEOs.
(2)	None of the NEOs qualified for full retirement on December 31, 2025.
(3)	Assumes termination of the NEO on December 31, 2025 following a change in control.
(4)	Represents the total amount that would be paid in equal annual installments of $209,898 over a 10 year period.
(5)

Assumes that short-term disability period had expired. Represents the total amount that would be paid in monthly installments of $10,000 until he reaches the age of 65 assuming his disability continued.

(6)	Represents amount payable to each NEO under the NEO’s Change in Control Agreement in the event the NEO is terminated within 24 months following the change in control.
(7)	Represents the total amount that would be paid in equal annual installments of $115,732 over a 10 year period.
(8)	Represents the total amount that would be paid in equal annual installments of $46,460 over a 10 year period.
(9)	Represents the total amount that would be paid in equal annual installments of $111,358 over a 10 year period.
(10)	Represents the total amount that would be paid in equal annual installments of $5,210 over a 10 year period.

PROXY STATEMENT 2026 ½ 33

Pay Versus Performance
In accordance with the requirements of Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid to our NEOs and certain financial performance of the Corporation. Additional information concerning the Corporation’s compensation philosophy and how the Corporation aligns executive compensation with the Corporation’s performance is provided under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement.
Pay Versus Performance Table for 2025

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income ($000s) 7	Total Loan Growth (Booked and Sold) ($000s) 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$2,894,036	$2,765,045	$1,128,020	$1,078,167	$148.10	$211.47	$46,212	$3,270,046
2024	$2,311,331	$2,314,185	$599,193	$585,177	$102.04	$143.68	$31,683	$3,081,895
2023	$1,006,128	$943,602	$491,659	$458,036	$86.01	$107.32	$42,964	$2,864,470
2022	$923,664	$907,484	$463,813	$452,353	$99.02	$98.38	$39,427	$2,518,838
2021	$848,889	$891,036	$439,964	$457,744	$107.08	$118.61	$40,546	$1,973,210

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Dennis G. Shaffer, Chief Executive Officer of the Corporation, for each corresponding year in the “Total” column of the Summary Compensation Table on page 27.

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Shaffer, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shaffer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Shaffer’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO
2025	$2,894,036	$(166,246)	$126,169	$(157,017)	$68,102	$2,765,045
2024	$2,311,331	$(66,104)	$88,380	$(1,389,863)	$1,370,441	$2,314,185
2023	$1,006,128	$(179,716)	$133,258	$(67,068)	$51,000	$943,602
2022	$923,664	$(94,437)	$73,695	$(39,696)	$44,258	$907,484
2021	$848,889	$(114,401)	$166,561	$(50,953)	$40,940	$891,036

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$108,634	$6,588	-	$10,948	-	-	$126,169
2024	$89,672	$17,596	-	$(18,888)	-	-	$88,380
2023	$151,669	$(16,272)	-	$(2,139)	-	-	$133,258
2022	$84,805	$(12,119)	-	$1,009	-	-	$73,695
2021	$145,619	$20,507	-	$435	-	-	$166,561

(c)	The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.

(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Shaffer during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

YEAR	SERVICE COST	PRIOR SERVICE COST	TOTAL PENSION BENEFIT ADJUSTMENTS
2025	$157,017	$(88,915)	$68,102
2024	$1,389,863	$(19,422)	$1,370,441
2023	$67,068	$(16,068)	$51,000
2022	$39,696	$4,562	$44,258
2021	$50,953	$(10,013)	$40,940

PROXY STATEMENT 2026 ½ 34

3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Corporation’s NEOs as a group (excluding Mr. Shaffer, who has served as our President and Chief Executive Officer since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The following NEOs were included for purposes of calculating the average amounts in each of 2025 and 2024: Richard J. Dutton, Charles A. Parcher, Ian Whinnem and Lance A. Morrison. The following NEOs were included for purposes of calculating the average amounts in each of 2023, 2022 and 2021: Richard J. Dutton, Charles A. Parcher, Todd A. Michel and Paul J. Stark.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shaffer), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shaffer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shaffer) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,128,020	$(71,021)	$44,219	$(124,207)	$101,156	$1,078,167
2024	$599,193	$(18,125)	$23,699	$(254,604)	$235,014	$585,177
2023	$491,659	$(61,519)	$41,246	$(57,942)	$44,592	$458,036
2022	$463,813	$(41,814)	$30,216	$(46,019)	$46,158	$452,353
2021	$439,964	$(33,233)	$59,295	$(48,784)	$40,502	$457,744

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$38,907	$1,919	-	$3,393	-	-	$44,219
2024	$24,587	$2,301	$2,705	$(5,895)	-	-	$23,699
2023	$53,163	$(6,123)	-	$(5,794)	-	-	$41,246
2022	$37,549	$(3,900)	-	$(3,433)	-	-	$30,216
2021	$42,297	$9,170	-	$7,828	-	-	$59,295

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Average Pension Benefit Adjustments
2025	$124,207	$(23,051)	$101,156
2024	$254,604	$(19,590)	$235,014
2023	$57,942	$(13,350)	$44,592
2022	$46,019	$139	$46,158
2021	$48,673	$(8,172)	$40,502

5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the Corporation’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P U.S. BMI Banks Index.

7	The dollar amounts reported represent the amount of net income reflected in the Corporation’s audited financial statements for the applicable year.

8
While the Corporation uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Corporation’s compensation programs, the Corporation has determined that Total Loan Growth, defined as total loans booked and sold, is the financial performance measure that, in the Corporation’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Corporation to link compensation actually paid to the Corporation’s NEOs, for the most recently completed fiscal year, to Corporation performance.

Financial Performance Measures
As further described under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement, the Corporation’s executive compensation program includes variable components in the form of annual cash and equity incentive awards pursuant to which a significant portion of executive officers’ compensation is tied to the performance of the Corporation. The metrics that the Corporation uses for our cash and equity incentive bonus awards are selected based on an objective of incentivizing our NEOs to increase value to shareholders. The most important financial performance measures used by the Corporation to link executive

PROXY STATEMENT 2026 ½ 35

compensation actually paid to the Corporation’s NEOs, for the most recently completed fiscal year, to the Corporation’s performance are as follows:
Performance Measures for Cash Compensation
:
●	Net Income
●	Efficiency Ratio
●	End of Year Total Deposits, excluding brokered deposits and tax refund deposits
●	Total Loans (Booked and Sold)
●	Dependence on Wholesale Funding (as a % of total funds)
Performance Measures for Equity Compensation
:
●	Relative TSR vs. Peer Group (3 year average)
●	Relative RoTCE vs. Peer Group (3 year average)
●	Earnings Per Share (EPS)
Analysis of the Information Presented in the Pay versus Performance Table
As further described under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement, the Corporation’s executive compensation program includes variable components in the form of annual cash and equity incentive awards. While the Corporation utilizes several performance measures to align executive compensation with Corporation performance, all of those performance measures are not presented in the “Pay Versus Performance Table for 2025”. Moreover, the Corporation generally seeks to incentivize long-term performance and therefore does not specifically align the Corporation’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Corporation is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2025”.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) is generally aligned with the Corporation’s cumulative TSR over the five years presented in the “Pay Versus Performance Table for 2025,” with the exception of 2023 and 2024. The general alignment of compensation actually paid with the Corporation’s cumulative TSR over the period is largely due to the fact that a material portion of the compensation actually paid to Mr. Shaffer and to the other NEOs is comprised of annual incentive bonuses, of which a significant portion is payable in the form of restricted common shares of the Corporation. In addition, the Corporation’s TSR is one of the two performance measures (along with ROAE) used by the Compensation Committee for the calculation of the equity portion of annual bonuses under the 2014 Incentive Plan and the 2024 Incentive Plan. The lack of correlation between compensation actually paid and the Corporation’s cumulative TSR for 2023 can be attributed to the fact that, although the Corporation’s TSR performance did not meet the threshold established by the Compensation Committee with respect to TSR for the equity bonus measure, the Compensation Committee nonetheless awarded a portion of the equity bonuses to Mr. Shaffer and the Corporation’s other NEOs based on the RoTCE performance measure, as further discussed under the heading “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis – Bonus/Incentive Compensation” beginning on page 23 of this Proxy Statement. The lack of correlation between compensation actually paid and the Corporation’s cumulative TSR for 2024 is primarily attributable to the significant increase for 2024 in the “Reported Change in the Actuarial Present Value of Pension Benefits” for the NEOs, and in particular Mr. Shaffer, due to the amendment and restatement of the SERPs effective January 1, 2024, which significantly increased the amounts of compensation actually paid to the NEOs, and in particular Mr. Shaffer, reported for 2024.

PROXY STATEMENT 2026 ½ 36

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) is generally aligned with the Corporation’s Net Income over the five years presented in the “Pay Versus Performance Table for 2025” with the exception of 2024. The alignment of compensation actually paid with the Corporation’s Net Income for the years 2021 through 2023 and 2025 was due, in part, to the fact that Net Income is one of the specific performance measures used to calculate the cash portion of the annual bonuses awarded to the NEOs. Specifically, net income accounted for 25% of the potential cash portion of the annual bonuses for 2025. The lack of alignment between compensation actually paid and the Corporation’s Net Income for 2024 is primarily attributable to the significant increase for 2024 in the “Reported Change in the Actuarial Present Value of Pension Benefits” for the NEOs, and in particular Mr. Shaffer, due to the amendment and restatement of the SERPs effective January 1, 2024, which significantly increased the amounts of compensation actually paid to the NEOs, and in particular Mr. Shaffer, reported for 2024.

Compensation Actually Paid and Total Loans (Booked and Sold)
The Corporation believes that the Corporation’s Total Loans (Booked and Sold) is an important performance measure, along with TSR and Net Income, to use to link compensation actually paid to the Corporation’s NEOs to the Corporation’s performance. As a financial institution, the Corporation’s performance, and Net Income, is impacted

PROXY STATEMENT 2026 ½ 37

significantly by the volume of loans originated (and either booked or sold) by the Corporation. The following graph compares the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) with the Corporation’s Total Loans (Booked and Sold) over the five years presented in the “Pay Versus Performance Table for 2025”. From 2021 to 2023, the compensation amounts remained relatively flat, notwithstanding the fact that the Corporation’s Total Loans (Booked and Sold) increased rather significantly from 2021 to 2022 and from 2022 to 2023. From 2023 to 2024, the compensation amounts increased significantly, particularly for Mr. Shaffer, while the Corporation’s Total Loans (Booked and Sold) experienced a more moderate increase. Finally, from 2024 to 2025, the Corporation’s Total Loans increased moderately, while the compensation amounts increased more significantly.
While, overall, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) has generally aligned with the Corporation’s Total Loans (Booked and Sold), they have not been directly correlated in all periods. The lack of correlation during the five-year period can be attributed to the fact that Total Loans (Booked and Sold) comprised only one of several performance measures used to calculate the cash and equity incentive bonuses for the NEOs. Additionally, for 2024, the lack of correlation between the compensation amounts and Total Loans (Booked and Sold) is primarily attributable to the significant increase for 2024 in the “Reported Change in the Actuarial Present Value of Pension Benefits” for the NEOs, and in particular Mr. Shaffer, due to the amendment and restatement of the SERPs effective January 1, 2024, which significantly increased the amounts of compensation actually paid to the NEOs, and in particular Mr. Shaffer, reported for 2024.

Cumulative TSR of the Corporation and Cumulative TSR of the S&P U.S. BMI Banks Index
As demonstrated by the following graph, the value of $100 investment in Civista Stock on December 31, 2020 would be $148.10 on December 31, 2025, representing a cumulative total shareholder return of approximately 48% over the five year period. Over the same period, a $100 investment in the S&P U.S. BMI Banks Index increased to $211.47. The Corporation’s total shareholder return outperformed the S&P U.S. BMI Banks Index in 2021 and 2022, reflecting strong relative performance during that period. In 2023, 2024 and 2025, the Corporation’s total shareholder return lagged the banking index, although Civista continued to generate positive absolute returns across the full measurement period. Overall, the Corporation’s total shareholder return generally tracked the long-term performance trends of the banking industry while exhibiting periods of both relative outperformance and underperformance versus the banking index. For more information regarding the Corporation’s performance and the companies that the Compensation Committee considers when determining compensation, see “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement.

PROXY STATEMENT 2026 ½ 38

CORPORATION TSR vs. S&P U.S. BMI BANKS INDEX TSR

PROPOSAL 2
NON-BINDING
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act and corresponding SEC rules enable the Corporation’s shareholders to vote to approve, on an advisory and non-binding
basis, the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. Accordingly, as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C.
78n-1),
the following resolution will be submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the shareholders of Civista Bancshares, Inc. (the “Corporation”) hereby approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s Proxy Statement for its 2026 Annual Meeting of Shareholders pursuant to Item 402 of SEC
Regulation S-K,
including the Compensation Discussion and Analysis, the Summary Compensation Table for 2025 and the related executive compensation tables, notes and narrative disclosures contained under the heading “EXECUTIVE COMPENSATION” in the Corporation’s Proxy Statement.”
The Board of Directors believes that the Corporation’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of the Corporation’s named executive officers with the Corporation’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Corporation’s key executives who are directly responsible for the Corporation’s continued success. The Board of Directors believes that the Corporation’s compensation policies and practices do not threaten the value of the Corporation or the investments of the Corporation’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Corporation. The Board of Directors further believes that the Corporation’s culture focuses on sound risk management and appropriately rewards executives for performance. Finally, the Board of Directors believes that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer bank holding companies and to the Corporation’s performance during the 2025 fiscal year.
Similar “Say on Pay” proposals were approved by a majority of the common shares voted at each of the Corporation’s annual meetings of shareholders since 2009. Consistent with the most recent “Say on Pay Frequency” vote by the shareholders of the Corporation in 2025, the Corporation submits the “Say on Pay” proposal to its shareholders to vote on the approval of the Corporation’s executive compensation every year.

PROXY STATEMENT 2026 ½ 39

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Corporation’s named executive officers in the section captioned “EXECUTIVE COMPENSATION” beginning on page 20 of this Proxy Statement.

Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Corporation’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to the Corporation’s named executive officers, or otherwise; (ii) overrule any decision made by the Corporation’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Corporation’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to the Corporation’s named executive officers as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “Against” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

The Board of Directors recommends that you vote “FOR” Proposal 2 - Non-Binding Advisory Vote on Named Executive Officer Compensation.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE CORPORATION’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Corporation’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee, with the approval of the Board of Directors, has appointed Plante & Moran, PLLC (“Plante Moran”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although the Corporation’s shareholders are not required to vote on the appointment of the Corporation’s independent registered public accounting firm, consistent with past practice, the Audit Committee and the Board of Directors are submitting the appointment of Plante Moran to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Corporation’s independent registered public accounting firm in reviewing the quality and integrity of the Corporation’s financial statements. The Corporation has been advised by Plante Moran that they are independently certified public accountants with respect to the Corporation within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Plante Moran audited the Corporation’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2025. See “AUDIT COMMITTEE MATTERS” below for additional information regarding the change in the Corporation’s independent registered public accounting firm.

The Corporation expects that representatives of Plante Moran will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Plante Moran as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Board’s appointment of Plante Moran as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The effect of an abstention is the same as a vote “Against” Proposal 3.

Even if the appointment of Plante Moran is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Plante Moran and engage another firm if the Audit Committee determines

PROXY STATEMENT 2026 ½ 40

such action is necessary or desirable. If the appointment of Plante Moran is not ratified, the Audit Committee will reconsider the appointment, but may decide to maintain the appointment.

The Board of Directors recommends that you vote “FOR” Proposal 3 - Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm.

AUDIT COMMITTEE MATTERS

Change in Independent Registered Public Accounting Firm

Effective as of August 1, 2024, the Board of Directors of the Corporation, upon the recommendation of the Audit Committee, approved the engagement of Plante Moran to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2024. The engagement of Plante Moran resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from Plante Moran, Forvis Mazars, LLP (“Forvis Mazars”), who served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2023, and three other independent registered public accounting firms. On August 1, 2024, the Corporation notified Forvis Mazars of the Corporation’s engagement of Plante Moran, and the resulting dismissal of Forvis Mazars, as the Corporation’s independent registered public accounting firm.

The reports of Forvis Mazars on the Corporation’s consolidated financial statements for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation’s two most recent fiscal years ended December 31, 2024 and 2023, (i) there were no disagreements with Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Forvis Mazars, would have caused Forvis Mazars to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Corporation’s fiscal years ended December 31, 2024 and 2023, neither the Corporation nor anyone acting on its behalf consulted with Plante Moran regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, and neither a written report nor oral advice was provided that Plante Moran concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(2)(ii) of Regulation S-K.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Corporation’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Corporation. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Corporation’s independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm

Forvis Mazars served as the Corporation’s independent registered public accounting firm for the partial fiscal from January 1, 2024 through August 1, 2024. Plante Moran served as the Corporation’s independent registered public accounting firm from August 1, 2024 through December 31, 2024, and for the fiscal year ended December 31, 2025. Proposals submitted by Forvis Mazars and Plante Moran were presented to and acted upon at meetings of the Audit Committee. The Audit Committee pre-approved all services rendered by Forvis Mazars and Plante Moran in 2024 and 2025. Forvis Mazars and Plante Moran billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the 2024 and 2025 fiscal years.

PROXY STATEMENT 2026 ½ 41

	FORVIS MAZARS 2024	PLANTE MORAN 2024	PLANTE MORAN 2025
Audit Fees(1)	$ 258,840	$ 706,000	$ 941,500
Audit-Related Fees(2)	$ 19,373	$ 0	$ 44,000
Tax Fees(3)	$ 115,686	$ 0	$ 8,600
All Other Fees	$ 0	$ 0	$ 0

	$ 393,899	$ 706,000	$ 994,100
(1)

Includes fees incurred for the audit of the Corporation’s financial statements, the audit of the Corporation’s internal control over financial reporting, review of financial statements included in the Corporation’s quarterly reports and compliance audits required by HUD.

(2)	Includes fees incurred related to the audit of the Corporation’s employee benefit plans.
(3)	Includes fees incurred related to compliance fees for the preparation of tax returns.

AUDIT COMMITTEE REPORT

The Corporation’s Audit Committee has reviewed and discussed with management and with Plante Moran, the Corporation’s independent registered public accounting firm for 2025, the audited financial statements of the Corporation for the year ended December 31, 2025. In addition, the Audit Committee has discussed with Plante Moran the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also has received the written disclosures and the letter from Plante Moran required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Plante Moran its independence from the Corporation.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements for the year ended December 31, 2025 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Respectfully submitted,

The Audit Committee

Julie A. Mattlin, Chairperson

Darci L. Congrove

Mark J. Macioce

Nathan E. Weaks

Gerald B. Wurm

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2027 annual meeting of shareholders must be received by the Secretary of the Corporation no later than December 8, 2026, to be eligible for inclusion in the Corporation’s proxy, notice of meeting and proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2027 annual meeting. The Corporation will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2027 annual meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days’ notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2027 annual meeting.

To comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2027 annual meeting of shareholders in support of director nominees other than the Corporation’s nominees must provide notice to the Corporation that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 20, 2027. Any proposals by shareholders intended to be presented at the 2027 annual meeting, and any notices of intent to solicit proxies for the 2027 annual meeting, should be mailed or delivered to Civista Bancshares, Inc., 100 East Water Street,

PROXY STATEMENT 2026 ½ 42

Sandusky, Ohio 44870, Attention: Corporate Secretary. The Corporation’s 2027 annual meeting of shareholders is currently scheduled to be held on May 18, 2027.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT

The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Corporation’s Proxy Statement for the 2026 Annual Meeting and the Corporation’s 2025 Annual Report to Shareholders. Copies of the Corporation’s Proxy Statement, a form of proxy card and the 2025 Annual Report to Shareholders can be requested free of charge at the following Internet address: www.proxydocs.com/CIVB.

By Order of the Board of Directors

Lance A. Morrison, Corporate Secretary Civista Bancshares, Inc.

PROXY STATEMENT 2026 ½ 43

Civista Bancshares, Inc. 100 East Water Street Sandusky, Ohio 44870 800.604.9368 NASDAQ: CIVB civb.com | civista.bank Investor information available at civb.com

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

Civista Bancshares, Inc.	Internet: www.proxypush.com/CIVB • Cast your vote online • Have your Proxy Card ready
Annual Meeting of Shareholders

For Shareholders of record as of March 24, 2026

Tuesday, May 19, 2026 10:00 AM, Eastern Time

Sawmill Creek Resort, 400 Sawmill Creek Drive, Huron, Ohio 44839

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 10:00 AM, Eastern Time, May 19, 2026.

• Follow the simple instructions to record your vote
Phone:
1-844-926-2041
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Gerald B. Wurm, Nathan E. Weaks and Mary Patricia Oliver (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Civista Bancshares, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You only need to vote once. We recommend that you vote using the QR code above, but if you choose to vote by mail, please be sure to mark your votes, sign and date this proxy card on the reverse side then mail in the envelope provided.

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Civista Bancshares, Inc. Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	To elect eleven (11) Directors to serve one-year terms expiring in 2027.
		FOR	WITHHOLD
	To vote for all directors in this section mark here:	☐			FOR
	1.01 Darci Congrove	☐	☐		FOR
	1.02 Mark Macioce	☐	☐		FOR
	1.03 Julie A. Mattlin	☐	☐		FOR
	1.04 Mary Patricia Oliver	☐	☐		FOR
	1.05 Charles A. Parcher	☐	☐		FOR
	1.06 Clyde A. Perfect, Jr.	☐	☐		FOR
	1.07 Dennis G. Shaffer	☐	☐		FOR
	1.08 Harry Singer	☐	☐		FOR
	1.09 Nathan E. Weaks	☐	☐		FOR
	1.10 Lorina W. Wise	☐	☐		FOR
	1.11 Gerald B. Wurm	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐	FOR
3.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2026.	☐	☐	☐	FOR
4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date